UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a‑12

THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE DAVEY TREE EXPERT COMPANY

2025 Proxy Statement and
Notice of Annual Meeting of Shareholders

Annual Meeting
Tuesday, May 20, 2025
5:00 p.m., Eastern Daylight Time
The Davey Tree Expert Company
Davey SEED Campus
6700 State Route 43, Kent, Ohio 44240

April 4, 2025

Dear Davey Tree Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company’s SEED Campus, 6700 State Route 43, Kent, Ohio 44240 on Tuesday, May 20, 2025 at 5:00 p.m. EDT. Please note that in-person attendance will require compliance with facility requirements.
We will report on our operations at the Annual Meeting of Shareholders, entertain any discussion, vote on the matters identified in this Proxy Statement, and consider other business matters properly brought before the meeting.
The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. We urge you to cast your vote by following the instructions provided on the Notice of Internet Availability or the proxy card you received by mail to vote via Internet, by telephone or by mailing a completed and signed proxy card. Your vote before the Annual Meeting will ensure representation of your common shares at the Annual Meeting. Even if you have given your proxy, you will have an opportunity to revoke your proxy by attending and voting during the meeting in-person.
In the event it is not possible to hold our annual meeting at the Company’s SEED Campus, we will announce an alternative location for the meeting as promptly as practicable. Such an announcement would be communicated by press release, on Davey Connect, and via the Company’s shareholder site at https://www.davey.com/shareholder-relations/. If you are planning to attend the annual meeting, please check the Company’s shareholder site one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

/s/ Patrick M. Covey
Patrick M. Covey Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 20, 2025

The Proxy Statement, Notice Letter, 2024 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

Notice of 2025 Annual Meeting of Shareholders

Voting Matters and Board Recommendations				The Davey Tree Expert Company Annual Meeting
Proposal 1	Election of Directors	☑	FOR each Nominee

	→ See page 4 for more information			When:
Tuesday, May 20, 2025, 5:00 EDT
Proposal 2	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Auditors for 2025	☑	FOR
Meeting Location:
The Davey Tree Expert Company, Davey SEED Campus, 6700 State Route 43, Kent, Ohio 44240
→ See page 54 for more information

We welcome and encourage you to attend The Davey Tree Expert Company’s 2025 Annual Meeting of Shareholders, which will be conducted in person at The Davey Tree Expert Company, Davey SEED Campus, 6700 State Route 43, Kent, Ohio 44240 on May 20, 2025 at 5:00 p.m. EDT. The proxy materials or Notice of Internet Availability will be mailed to shareholders on or around April 7, 2025.
We will consider the two proposals noted above and any other matters that may properly come before the meeting.
Your vote on these matters is important. Please vote at your earliest convenience.
All shareholders are invited to attend the meeting in person. Seating will be on a first-come, first-serve basis, and we cannot guarantee seating for all shareholders. The meeting will begin promptly at 5:00 p.m. EDT.
In the event it is not possible to hold our annual meeting at the Company’s SEED Campus, we will announce an alternative location for the meeting as promptly as practicable. Such an announcement would be communicated by press release, on Davey Connect, and via the Company’s shareholder site at https://www.davey.com/shareholder-relations/. If you are planning to attend the annual meeting, please check the Company’s shareholder site one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.
Who Can Vote:

Shareholders of record at the close of business on March 14, 2025 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, we encourage you to vote in advance of the meeting by one of the methods described below. See “Questions and Answers about the Annual Meeting and Voting” beginning on page 2 for additional information on how to vote your shares.

How to Vote in Advance:

Via Internet:
At the website listed on the Notice of Internet Availability or proxy card or by scanning the QR code included on the Notice of Internet Availability or proxy card.

By Telephone:
Call the number provided on the proxy card.

By Mail:
Mark, date and sign your proxy card and return it in the enclosed prepaid envelope.

Sincerely,

/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2025: The Proxy Statement, Notice Letter, 2024 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

Our Vision	Our Mission

We create and deliver sustainable solutions.	We exceed client expectations.

Our Values

SAFETY - We protect and care for each other.

INTEGRITY - We are honest and truthful in all we do.

EXPERTISE - We use science and knowledge to master our craft.

LEADERSHIP - We take purposeful action toward our collective success.

STEWARDSHIP - We make the world around us better.

PERSEVERANCE - We create solutions to overcome challenges.

- i -

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement, 2024 Annual Report, and the 2024 Form 10-K before voting. In this Proxy Statement, the terms “Davey,” “Company,” “we,” and “our” refer to The Davey Tree Expert Company and its consolidated subsidiaries. The charts below are based on Davey’s fiscal year ended December 31, 2024, as well as information for the 2022 and 2023 fiscal years.
2024 Financial Highlights

- ii -

Environmental, Social and Governance
We understand our corporate responsibility is to maintain shareholder value through continued economic sustainability. In fulfilling this responsibility to our shareholders, most of whom are current or past employees or immediate family members or trusts of current or former employees, we are cognizant that economic sustainability is multifaceted, and we respect and recognize the connection between our services and our impacts on employees, clients, the natural environment and communities. We are continually mindful that as part of being a successful company, we must acknowledge and address important and relevant social issues.
Our approach and focus on environmental, social and governance initiatives are built upon our corporate values.

Integrity
Safety
Expertise
ESG Initiatives
Stewardship
Leadership
Perseverance

We pride ourselves on our commitment to deliver excellence in client experience, employee strength, safety and financial sustainability. As an industry leader in arboriculture, horticulture and environmental services, we remain responsible stewards of our planet’s natural resources. Some of our environmental, social and governance initiatives are summarized below, and more information is available on the Company’s corporate responsibility website at https://responsibility.davey.com. This website, including any report on our website, is not incorporated by reference into, and is not a part of, this Proxy Statement. No assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this Proxy Statement or the Company’s website can or will be achieved. Inclusion of information in this Proxy Statement or the Company’s website is not an indication that the subject or information is material to our business or operating results.

- iii -

Environmental Matters
The Company believes that the following items support our commitment to environmental stewardship:

ENERGY EFFICIENT EQUIPMENT	ALTERNATIVE VEHICLES	WASTE & RECYCLING	WATER MANAGEMENT

•Maintained a fleet of approximately 15,275 powered units •Designed equipment specifications to maximize fuel efficiency •Continued to work with partners to acquire environmentally friendly equipment	•Maintained a sales fleet consisting of 322 hybrid vehicles •Continued expanding the use of all-electric vehicles, including incorporating the Ford F-150 Lightning into our fleet	•Continued to strive to reuse or recycle all wood waste when possible, according to specific laws and regulations •Continued to explore alternatives to wood waste such as mulching and biochar
•Continued to reduce our water consumption in our chemical management process by collaborating with chemical suppliers to identify and develop chemicals that require less or no water
•Collaborated with stakeholders to deliver solutions for water management

Safety
Safety is at the forefront of everything we do. We foster a culture of safe business practices through our actions and commitment to high standards to ensure that all our employees return home safely each night. We reinforce our safety message each day to our employees and our safety program encourages a culture of communication, collaboration and consistency.

SAFETY AND SKILLS TRAINING	DISTRACTED DRIVING	CLOSE CALL COMMUNICATOR	FIRE PREVENTION

We provide both in-person and distance learning activities to 100% of our field employees each year through our safety department. We also partner with Kent State University and the Tree Care Industry Association to provide additional training and certification to all our employees.	In 2024, we piloted a new system in the form of driver and forward-facing cameras and telematics in 80 vehicles in our fleet. After piloting two providers of this technology, we signed a contract with one of the leading providers in the industry and will be installing this technology in all vehicles in our fleet throughout 2025, with anticipated completion in December 2025.	We have implemented our electronic close call communicator app which enables employees to report and debrief a close call incident, allowing us to build tools and tactics for prevention. This also provides a mechanism for us to analyze safety trends over time and proactively address potential safety risks to prevent injury or property damage.	We operate in regions across the United States and Canada where fire seasons and changing climate increase the risk of fire on or around job sites. In areas where fire risk exists, 100% of our field employees complete a fire prevention curriculum developed in collaboration with fire safety and forestry agencies aimed at understanding and mitigating the risk of starting/spreading fires.

- iv -

People
Our values are built on the foundation that our people are the key to our success and sustainability as a company. We support many initiatives that are important to our employees, customers, and the communities where we live and work and reflect the values and culture of the Company. With approximately 12,000 employees across North America, we believe fostering an inclusive workplace, safety, training, career development and giving back to our communities are among our highest priorities.

EMPLOYEE ATTRACTION AND RETENTION	EMPLOYEE REFERRAL BONUS	EDUCATION AND DEVELOPMENT	EMPLOYEE ASSISTANCE PROGRAMS	COMMUNITY ENGAGEMENT

We operate in an industry that generally faces challenges of seasonal employment and high average turnover. We reduce employee turnover by recruiting, training and retaining a talented workforce with a focus on the first 90 days of employment.	We offer employees a cash bonus for referring an individual who becomes an employee and remains employed at least 90 days.	We have an online Learning Management System that our employees utilize to access our extensive catalog of education and development programs.	We offer a scholarship program that assists employees with approved college education tuition and expenses for their children and legal wards, an emergency assistance program that provides grants to employees for food, shelter and other basic needs due to unexpected financial hardships, and an employee scholarship program that provides educational assistance to current employees pursuing degrees or technical training in a field of study related to our industry and service offerings.	In 2018, we launched the Green Leaders program, which recognizes employees’ volunteer activities that are meaningful to them, as well as supporting initiatives that promote trees, sustainable landscapes and the environment. In 2024, employees invested over 40,110 hours volunteering for various organizations.

Governance
We believe good corporate governance helps ensure the Company is managed for long-term growth and success and begins with strong leaders. Our Board of Directors and executive management team uphold high levels of transparency, integrity and ethical business practices. Through their leadership, we take a comprehensive approach to governance and compliance, including environmental, social and governance initiatives, as well as how we implement Company policies and adhere to laws and regulations.

- v -

Elements of 2024 Named Executive Officer (“NEO”) Compensation

Realized Pay Amounts actually paid to or on behalf of NEOs
Title	Description
Base Salary	NEO base salaries

Annual Incentive Compensation Plan	Calculated based on 2024 results and paid in 2025

Supplemental Bonus Plan	Bonuses paid in 2024

Perquisites	Paid in 2024 on behalf of the NEOs

Realizable Pay The value of benefits that may be payable over specific periods of time in the future, as calculated pursuant to the U.S. Securities and Exchange Commission’s rules
Title	Description
Stock Options	Awarded prior to 2021 and exercisable over time in future years

Stock Appreciation Rights	Awarded prior to 2019 and exercisable over time in future years

Long-Term Equity Incentives	Awarded in 2024 and payable after retirement or upon vesting

Retirement Plans	Allocated in 2024 and payable after retirement
Other Key Features of NEO Compensation
•No individual severance / employment agreements (other than Erika J. Schoenberger, our General Counsel, Senior Vice President and Secretary)
•No tax-related gross-ups
•Stock redemption time limits / insider trading policy
2024 Named Executive Officer Target Pay Mix
The chart below shows composite percentage values for each element of our NEOs’ 2024 compensation. For more information, please see the Summary Compensation Table on page 40 of this Proxy Statement.

Realized Compensation			Realizable (Contingent) Compensation
Salary	Bonuses / Incentives	Perquisites	Stock Awards	Retirement Plans
36.3%	41.3%	6.8%	15.6%	—%

- vi -

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2025

The Board of Directors of The Davey Tree Expert Company (the “Board” or “Board of Directors”) requests your proxy for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponements or adjournments thereof. The Annual Meeting will be held at the Company’s SEED Campus, 6700 State Route 43, Kent, Ohio 44240, at 5:00 p.m. EDT on Tuesday, May 20, 2025. This Proxy Statement is to inform you about the matters to be acted upon at the Annual Meeting.
All shareholders are invited to attend the Annual Meeting in person. Seating will be on a first-come, first-serve basis, and we cannot guarantee seating for all shareholders. The Annual Meeting will begin promptly at 5:00 p.m. EDT.

We encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.
Voting Instructions	Revoking Your Proxy	Properly Signed Proxy Card

For specific instructions on how to vote your shares via the Internet, including by scanning the QR code provided on the Notice of Internet Availability or proxy card with your mobile device, by telephone or by mail, please refer to the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received in the mail.
If you received paper copies of the proxy materials and submit your vote via mail, kindly mark, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope (which is postage prepaid if mailed in the United States).

Even if you submitted your proxy, you may still revoke your proxy by:
•Properly submitting a later-dated proxy via Internet, by telephone or by mail.
•Giving us notice in writing at any time before the Annual Meeting at The Davey Tree Expert Company, Corporate Secretary, 1500 North Mantua Street, Kent, Ohio 44240.
•Attending and voting during the Annual Meeting. Attending the Annual Meeting alone will not revoke a previously submitted proxy.

Shares represented by a properly signed proxy card will be voted in accordance with the choices marked on the card.
If you return a properly signed proxy card, but do not indicate how to vote your shares, the persons identified on your proxy card as proxies will vote in accordance with the Board of Directors’ recommendations, as set forth below.

Proposals
Proposal	Board Recommendations	See page number below for a detailed explanation of the proposal.

Proposal 1 – Election of nominees for director	“FOR” THE NOMINEES	4

Proposal 2 – Ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025	“FOR” RATIFICATION	54
For 2025, we will use the “notice and access” option for the delivery of proxy materials. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 7, 2025. Our Proxy Statement, 2024 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 will be made available to our shareholders on the same date as the Notice is mailed and may be accessed on our Internet website at www.davey.com/about/corporate-information/ and then under “SEC Filings” or on www.proxyvote.com. On or about that date, we will begin mailing paper copies of our proxy materials to shareholders who request them. The information on our Internet website is not incorporated by reference into, and is not a part of, this Proxy Statement, and our Internet address is included in this Proxy Statement as an inactive textual reference only. Our corporate headquarters are located at 1500 North Mantua Street, Kent, Ohio 44240. Our telephone number is 330.673.9511.
Questions and Answers about the Annual Meeting and Voting
What is a proxy?
It is your legal designation of another person to vote your shares of stock in accordance with the choices marked on your proxy card. That other person is called a proxy. We have designated the people identified on your proxy card as proxies for the Annual Meeting.
What is a proxy statement?
It is a document that the U.S. Securities and Exchange Commission’s (“SEC”) regulations require us to make available to you when we ask you to submit a vote by proxy. The proxy statement contains information about the matters to be voted upon at the meeting, information about our directors and executive officers, and other important information, including how to change your vote after you have already properly submitted a proxy to vote your shares.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered in your name, i.e., you have stock certificates with your name on them, you are a shareholder of record. If your shares are held in the 401KSOP and ESOP Plan in your name, you are a beneficial owner.
What shares are included on the proxy card?
For 2025, both the shares registered in your name as of the record date and the shares held beneficially in your name in the 401KSOP and ESOP Plan as of the record date are included on the same proxy card.

With respect to shares held in the 401KSOP and ESOP Plan, all shares for which the trustee has not received timely instructions will be voted by the trustee in the same proportion as the shares for which the trustee received timely instructions, unless inconsistent with applicable law.
What constitutes a quorum for the Annual Meeting?
A majority of the voting power of the Company present at the Annual Meeting either in person or by proxy constitutes a quorum for the Annual Meeting. Abstentions, but not unvoted shares, are counted towards quorum and tabulated in determining the votes present at the Annual Meeting.
Who can vote at the Annual Meeting?
Shareholders of record at the close of business on March 14, 2025 are entitled to vote at the Annual Meeting. On that date, a total of 40,615,598 of our common shares were outstanding and entitled to vote. Each share of Davey’s common stock, whether held as a shareholder of record or as a beneficial owner, has one vote on each matter.
What is the vote required for each proposal?

Proposal	Vote Required	Effect of Withhold Votes, Abstentions and Unvoted Shares

Proposal 1 – Election of nominees for director(1)	Plurality vote: the nominees receiving the greatest number of “for” votes cast at the Annual Meeting by proxy or by voting in person during the Annual Meeting will be elected.	Withhold votes and unvoted shares will have no effect on the election of the nominees.

Proposal 2 – Ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025
The number of votes cast “for” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025 by proxy or by voting in person during the Annual Meeting must exceed the number of votes cast “against” ratification.
Abstentions and unvoted shares will have no effect on the ratification.

(1)
Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to our President, any Vice President or our Secretary at least 48 hours before the time set for the Annual Meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares being voted multiplied by the number of directors to be elected. A shareholder may cast all these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Proposal 1 – Election of Directors	☑	The Board recommends a vote FOR each director nominee.
Our Regulations provide for the annual election by the shareholders of those directors in the class whose terms in office expire at the Annual Meeting of Shareholders that year. Our Regulations also provide that the Board of Directors will be divided into three classes consisting of not less than three directors (including vacancies), each of whose terms in office will expire in consecutive years. Further, the number of directors may be fixed or changed by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present.
If a nominee for director becomes unable or declines to serve as a director, each properly submitted proxy will be voted for another person recommended by the Board of Directors. However, the Board of Directors has no reason to believe that this will occur. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Our Board of Directors is currently composed of eight directors and one vacancy, with three directors in the class whose terms expire in 2025, three directors in the class whose terms expire in 2026, and two directors and one vacancy in the class whose terms expire in 2027. Each of our directors serves for a term of three years and until a successor is elected or appointed.

Current Members of the Board of Directors
Terms Expiring in 2025	Terms Expiring in 2026	Terms Expiring in 2027

Alejandra Evans	Patrick M. Covey	Catherine M. Kilbane

Matthew C. Harris	Thomas A. Haught	Joseph R. Paul

Joseph E. McNeely	Charles D. Stapleton

Role of the Board

•Directors are responsible for overseeing our business strategy and objectives consistent with their fiduciary duties to shareholders.
•All directors play an active role in overseeing our business, both at the Board and Committee level.
•The Board believes that each director and nominee for director has unique and valuable individual skills and experience that, when taken as a whole, promote the overall management of the Company for the benefit of our shareholders.
•Moreover, the individual qualifications, accomplishments, and characteristics of each of our directors and nominees for director provide us with the variety and depth of knowledge, background, experience, judgment and vision necessary to provide effective oversight in guiding our affairs and direction.
•We believe that each director has the requisite experience in a variety of fields, including services delivery, industry, transportation, governmental, regulatory, nonprofit, education, and environmental protection, each of which, we believe, provides an expansive range of perspectives, and valuable knowledge and insight concerning various elements of our business.
•The directors and nominees for director have demonstrated leadership skills in managing business risk and in various aspects of business, government, education and philanthropy, which contributes significantly to fulfilling their responsibility to us and to our shareholders.

Directors for Election for a Three-Year Term Expiring
at the 2028 Annual Meeting of Shareholders

ALEJANDRA EVANS	Director Since 2019

Age: 57 Current Committees •Audit •Nominating and Corporate Governance
Business Experience
Ms. Evans retired in March 2020 as the Senior Vice President, Risk Management at USI Insurance Services (“USI”), a leader in insurance brokerage and consulting focused on property and casualty, employee benefits, personal risk, retirement, and other specialty services. Ms. Evans joined USI (previously Wells Fargo Insurance) in 2014. Prior to joining USI, Ms. Evans was a Managing Director in Aon’s Global Construction Practice from 2008 to 2014. From 2003 to 2008, Ms. Evans was a sales leader for Wachovia Insurance Services. Prior to 2003, she held various positions with property and casualty insurance brokerage firms.

Key Qualifications, Attributes and Skills
Ms. Evans has extensive experience in leadership, sales, marketing and risk management strategy. Ms. Evans’ experience also includes speaking engagements for insurance and business associates on topics such as Contractual Risk Transfer, Risk Management 101, Builder’s Risk, Public-Private Partnerships, Risk Assessment and Leadership. Ms. Evans received a B.A. in Business Management from Loyola University of Chicago.

Directors for Election for a Three-Year Term Expiring
at the 2028 Annual Meeting of Shareholders (continued)

MATTHEW C. HARRIS	Director since 2022

Age: 54 Current Committees •Audit •Compensation
Business Experience
Mr. Harris previously served as the Chief Executive Officer of the Arbor Day Foundation, a nonprofit conservation and education organization, from 2014 to January 2022, as President from 2007 to 2014, and as Senior Vice President from 2003 to 2007. Mr. Harris currently provides consulting services to the Arbor Day Foundation. Prior to joining the Arbor Day Foundation, Mr. Harris was the Director of Real Estate Development of NEBCO, Inc, a diversified construction holding company, from 2002 to 2003 and Vice President of MDS, Inc. (formerly Harris Laboratories, Inc.), a clinical research company from, 1994 to 2002. Mr. Harris is currently Principal at HV Holdings, LLC, sits on the boards of The Morton Arboretum and Arbor Day Carbon, LLC, and is a past board member of Nebraska Wesleyan University, Nature Conservancy Nebraska and the Madonna Rehabilitation Hospital.

Key Qualifications, Attributes and Skills
Mr. Harris has over thirty years of experience in organizational development, strategy and transformations, acquisitions, building culture and engagement, and finding and developing strong talent. Mr. Harris has a B.S. in business administration from Nebraska Wesleyan University.

Directors for Election for a Three-Year Term Expiring
at the 2028 Annual Meeting of Shareholders (continued)

JOSEPH E. MCNEELY	Director since 2025

Age: 60 Current Committees •Audit
Business Experience
Mr. McNeely retired in December 2024 as President, Nutrient and Industrial Group of The Andersons, Inc., a diversified agribusiness company in the commodity trading, ethanol, and plant nutrient sectors. He previously served as the President of the Rail Group of The Andersons, Inc. from January 2018 to July 2020. From September 2010 to July 2017, Mr. McNeely served in various roles at FreightCar America, Inc., a publicly traded railcar manufacturer, including as Chief Executive Officer and director from October 2013 to July 2017. Prior to joining FreightCar America, Inc., Mr. McNeely served as a Vice President, Sales and Marketing for Mitsui Rail Capital, LLC, a railcar leasing and services company. Previously, he held positions at GATX Corporation, a global capital finance and railcar lessor, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Prior to joining GATX, Mr. McNeely spent 12 years at a global accounting firm leading audit and various consulting engagements in the manufacturing and distribution industries. Mr. McNeely serves on the board of the Toledo Zoo and Aquarium and is a past board member of the Regional Growth Partnership of Northwest Ohio.

Key Qualifications, Attributes and Skills
Mr. McNeely has nearly forty years of experience in manufacturing, leasing services and railway industries, including experience in financial and accounting oversight, leadership, marketing and sales, regulatory compliance, mergers and acquisitions and international business. Mr. McNeely has board experience with a publicly traded company and non-profit organizations. Mr. McNeely has a B.S. in accountancy from Illinois State University and a M.B.A. from the University of Notre Dame.

Directors Whose Terms Expire in 2026

PATRICK M. COVEY “Chairman”	Director Since 2014

Age: 61 Current Committees •Nominating and Corporate Governance
Business Experience
Mr. Covey has been with the Company since 1991. He was appointed Chairman effective March 2020 and was appointed Chief Executive Officer effective July 2017, having served as President and Chief Operating Officer since March 2016. He previously served as President and Chief Operating Officer, U.S. Operations, from April 2014 to March 2016; Chief Operating Officer, U.S. Operations, from February 2012 to April 2014; and Executive Vice President, Operations from January 2007 to February 2012. Prior to that, Mr. Covey served as Vice President and General Manager of the Davey Resource Group; Operations Vice President, Southern Operations, Utility Services; and in various managerial positions within the Company, including Manager of Systems and Process Management and Administrative Manager, Utility Services. Mr. Covey is a CPA with financial and auditing experience with a large national accounting firm and the Company. He is a board member of Environmental Design, Inc., a large tree moving company headquartered in Texas, and Bandit Industries, Inc., an equipment manufacturer headquartered in Michigan, a board member of Akron Children’s Hospital, and the immediate Past Chair of the Board of Trustees for the Arbor Day Foundation.

Key Qualifications, Attributes and Skills
Mr. Covey has over thirty years of experience with the Company with involvement in all areas of operations and administrative groups. He has board member experience with nonprofit, for-profit and professional organizations, and he has extensive experience in all aspects of mergers, acquisitions, and strategic partnerships.

Directors Whose Terms Expire in 2026 (continued)

THOMAS A. HAUGHT	Director since 2021

Age: 60 Current Committees •Audit (Chair) •Compensation
Business Experience
Mr. Haught has served as the President, Chief Executive Officer and Founder of Sequoia Financial Group, one of the top 50 registered investment firms in the country, since 1991. Prior to the founding of Sequoia Financial Group, Mr. Haught was the General Manager and Chief Operating Officer of Lexi-Comp, an innovation-driven healthcare information technology (HIT) provider, from 1988 to 1991. Mr. Haught currently serves on the board of directors of Buckeye Corrugated, Inc. (“BCI”), an employee-owned company that provides corrugated packaging products, Marcus Thomas, an advertising and communication firm, and the Fidelity National Advisory Board, and previously served on the boards of Lexi-Comp, Cohen & Cohen, and the Akron-Canton Regional Foodbank. In his role with BCI, he has gained a well-rounded understanding of employee stock ownership plans and broad-based employee ownership. He chairs the Strategic Alternatives Committee, which is responsible for proactively considering the capital structure of BCI to support broad-based employee ownership.

Key Qualifications, Attributes and Skills
Mr. Haught has over thirty years of experience in assisting clients with business strategy, capitalization and succession planning, investment strategy, estate planning and family office needs. Mr. Haught has a B.S. in business administration from Kent State University and is a Certified Financial Planner (CFP) and Chartered Financial Consultant (ChFC).

Directors Whose Terms Expire in 2026 (continued)

CHARLES D. STAPLETON	Director Since 2019

Age: 68 Current Committees •Audit •Nominating and Corporate Governance (Chair)
Business Experience
Mr. Stapleton retired in 2018 as Chief Operating Officer and Executive Vice President of Motorists Insurance Group, now Encova Mutual Insurance Group, a regional provider of auto, home, business and life insurance solutions for individuals and businesses, having served in that role since 2017. During his career at Motorists Insurance Group, Mr. Stapleton held a variety of positions, including Chief Operating Officer from 2014 to 2016 and Senior Vice President from 2004 to 2014. Mr. Stapleton is a graduate of Bluffton University. Mr. Stapleton previously served as a board member of BrickStreet Mutual Insurance Company and Bluffton University and was President of the Central Ohio Cystic Fibrosis Foundation. He is a Chartered Property Casualty Underwriter (CPCU) and an Associate in Risk Management (ARM). He received the 2015 Professional Achievement Award from Bluffton University and the 2008 Presidential Citation from the Professional Insurance Agents Association.

Key Qualifications, Attributes and Skills
Mr. Stapleton has extensive experience in various segments of insurance operations, including business and product development, claims and underwriting, corporate sales and marketing and risk management. Mr. Stapleton has over twenty-eight years of executive-level experience, including strategic planning, leadership development, mergers and acquisitions and process management.

Directors Whose Terms Expire in 2027

CATHERINE M. KILBANE	Director Since 2018

Age: 62 Current Committees •Audit •Compensation (Chair)
Business Experience
Ms. Kilbane retired in 2017 as Senior Vice President, General Counsel and Secretary of The Sherwin-Williams Company, a Fortune 500 global leader in paints and coatings. Prior to joining Sherwin-Williams in 2013, Ms. Kilbane was Senior Vice President and General Counsel from 2003 to 2012 at American Greetings Corporation, one of the world’s largest manufacturers of social expression products. From 1987 to 2003, she was an attorney in the general business group at Baker & Hostetler LLP in Cleveland, Ohio. Ms. Kilbane is a Director of The Andersons, Inc., a diversified agribusiness company in the commodity trading, ethanol, and plant nutrient sectors, where she serves as chair of the Governance/Nominating Committee and on the Audit Committee. She is also a director and a member of the Compensation (Chair) and Innovation & Sustainability Committees of Interface, Inc., a global flooring company specializing in carbon neutral carpet tile and resilient flooring. She is a member of the board of directors and on the Governance Committee of the Cleveland Clinic Foundation, where she co-chairs the Audit and Conflict of Interest Committee, and she is a past member of the board of trustees for University Hospitals Health System, United Way of Greater Cleveland and the Cuyahoga Community College Foundation.

Key Qualifications, Attributes and Skills
Ms. Kilbane has over thirty-five years of experience in corporate law, extensive experience in mergers and acquisitions, including large, multinational transactions, and a solid understanding of ensuring shareholder value through her seventeen years of experience with two publicly traded companies and board member experience with for-profit and nonprofit organizations.

Directors Whose Terms Expire in 2027 (continued)

JOSEPH R. PAUL	Director Since 2024

Age: 63 Current Committees •Nominating and Corporate Governance
Business Experience
Mr. Paul has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary since May 19, 2021. Mr. Paul previously served as our Executive Vice President, Chief Financial Officer and Secretary effective March 4, 2016, and as Chief Financial Officer and Secretary, having been appointed in March 2013. Prior to that time, he served as our Vice President and Treasurer, having been appointed in May 2011. Mr. Paul joined Davey Tree as Treasurer in December 2005. Mr. Paul has an M.B.A. in finance from the University of Akron and is a CPA with several years of financial and auditing experience with a big four accounting firm. Mr. Paul is a member of the boards for the Greater Akron Chamber; ECA Legacy Fund, a Christian endowment fund headquartered in Ohio; and Ken-Tool, a tire industry and automotive aftermarket product manufacturer and distributor headquartered in Ohio.

Key Qualifications, Attributes and Skills
Mr. Paul has nearly forty years of experience in progressive financial responsibilities at other companies and with the Company. Mr. Paul has and continues to be involved in many areas of the Company’s administration. Mr. Paul’s experience includes strategic development and execution, bank financing, credit management, executive compensation, human resource management, IT management, stock management, tax strategy and compliance, risk management, and profit measurement reporting and improvement. Mr. Paul also has extensive experience in all aspects of mergers and acquisitions. He has board member experience with nonprofit, for-profit, and professional organizations.

CORPORATE GOVERNANCE
Director Selection Process
We believe the Board should represent a broad spectrum of experienced and qualified individuals who are able to contribute value to our business.
The Nominating and Corporate Governance Committee is responsible for the review and recommendation to the Board of Directors of nominees for election as directors and maintains the ongoing practice of identifying, evaluating and recommending future director prospects who will bring interpersonal skills, integrity and the specific business experience needed to effectively serve as a director for the Company and its shareholders. Although we will not recommend a candidate simply because a vacancy exists, the Nominating and Corporate Governance Committee will continue to search for qualified candidates to fill the vacancy that exists in the class of directors whose term expires in 2027. Any shareholder who desires to recommend a prospective nominee for the Board should notify our Corporate Secretary in the manner described below in “Shareholder Nominations for Director.”
In 2025, Mr. McNeely was recommended as a director candidate by a Board member and was evaluated in accordance with the procedures described in this section.

1	Qualifications for Director Nominees

The Nominating and Corporate Governance Committee works with the full Board to develop criteria for open Board positions, considering the factors that it deems appropriate, which may include identifying a nominee whose array of talents, experiences, qualifications, personal attributes, and skills would complement those already represented on the Board; the level of independence from us; our current needs, business priorities, objectives and goals; and the need for a certain specialized expertise. The minimum qualifications a director nominee should possess include depth of knowledge in the nominee’s field, diversity of experience and background, demonstrated judgment and vision to oversee and guide our business. Candidates should also have a general understanding of the elements required to ensure the success of a services company in the current business environment and of our business and risk factors.

2	Identify a Candidate

The Nominating and Corporate Governance Committee facilitates its director search process to identify multiple candidates with excellent qualifications to serve on the Board. The Nominating and Corporate Governance Committee will consider candidates suggested by other Board members, management, shareholders, and qualified, independent third-party search firms. The Nominating and Corporate Governance Committee members, Davey business associates and other respected professionals in the business community are involved in the initial identification phase. Candidates are generally known business leaders in Northeast Ohio or other large geographic markets where Davey operates.

3	Preliminary Review

Once a prospective nominee has been identified, the Nominating and Corporate Governance Committee will make an initial determination as to whether to continue with a full review and evaluation. In making this determination, the Committee will consider the candidate’s experience and background and the expertise and experience of current Board members.

4	Interviews

If a candidate passes the preliminary review, members of the Nominating and Corporate Governance Committee and the Chairman and Chief Executive Officer, as well as other Board members and select executive management, will interview the candidate to confirm that he or she possesses the requisite criteria, as well as the personality, leadership traits, work ethic, and independence, to serve on and contribute effectively to the Board.

5	Committee Recommendation
After the interviews are concluded, the Nominating and Corporate Governance Committee will confer and make a recommendation to the Board.
6	Final Determination

The Board, after reviewing the recommendation from the Nominating and Corporate Governance Committee, will make a final determination whether to nominate the candidate for election by the shareholders or, if filling a vacancy in Board membership that arose between Annual Meetings of Shareholders, whether to appoint the candidate to the Board as a director.

Shareholder Nominations for Director
Shareholders may nominate candidates for election as directors by following the procedures and complying with the deadlines specified in our Regulations as well as the universal proxy rules, which are described below under “Shareholder Proposals or Nominations.” Under those procedures, any shareholder who proposes to nominate one or more candidates for election as director must, not less than 30 days prior to the meeting at which the directors are to be elected, notify the Corporate Secretary of the shareholder’s intention to make the nomination and provide the Company with all of the information about each of the candidates as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the candidate, including (i) name, age, and business and residence addresses, (ii) principal occupations or employment during the last five years, (iii) the number of shares of the Company beneficially owned by the candidate, (iv) transactions between the candidate and the Company, and (v) all other information required under the rules of the SEC. A copy of the Regulations is available to any shareholder who makes a written request to the Corporate Secretary, and shareholders may submit nominations in writing by sending the submission to the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Board Composition
The Nominating and Corporate Governance Committee and the Board consider a broad spectrum of experiences, characteristics, attributes and skills when considering a director nominee and the Board’s overall composition. The Board seeks to comprise itself of members who possess a range of relevant skills, experience, and expertise that relate directly to our management and operations. Our Board members come from a wide range of industry backgrounds, including environmental consulting, insurance, operations, finance, and executive leadership. The Board recognizes that having a Board with a variety of experiences and viewpoints provides a more comprehensive decision-making process. The Company’s commitment is reflected, in part, by the representative members that serve on our current Board as of April 4, 2025.
Board Independence
The Board reviews, at least annually, director independence. As part of that review, the Board considers transactions and relationships between each director and any member of his or her family, and the Company and its subsidiaries and affiliates. Any such relationships are reported under the heading “Transactions with Related Persons” in this Proxy Statement. The purpose of this review is to determine whether any relationships or transactions existed or exist that could be considered inconsistent with a determination that the director is independent. Although our common shares are not listed on the New York Stock Exchange (“NYSE”) or on any other exchange, with respect to determining if a director or a director nominee is independent, we utilize the SEC approved standards as developed by the NYSE.
As a result of its most recent review, the Board determined that the following directors and nominees who currently serve on the Board, or served on the Board during 2024, are or were independent: Mr. Brown, Ms. Evans, Mr. Harris, Mr. Haught, Ms. Kilbane, Mr. McNeely, Mr. Stapleton and Mr. Warnke. Mr. Covey, our Chairman, President and Chief Executive Officer, and Mr. Paul, our Executive Vice President, Chief Financial Officer and Assistant Secretary, are not considered independent directors.
There are no family relationships between any director or executive officer.
The Company also determined by due inquiry that no director has a relationship with our principal independent auditor, Deloitte & Touche LLP (“Deloitte”).
Director Retirement Policy
Our Corporate Governance Guidelines provide that incumbent directors are not eligible to stand for election at the end of their three-year term if they have reached the age of 70 prior to the date of the Annual Meeting of Shareholders at which their term expires. However, the Board may choose to re-nominate a director who is above the age limit because of such director’s unique qualifications or for business reasons necessitating continuity of the Board.

Committees of the Board of Directors
The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Non-independent directors may not serve on the Compensation Committee or Audit Committee. The members of each committee of the Board of Directors as of April 4, 2025 are listed below:

Compensation Committee		Roles and Responsibilities

Committee Members*	Meetings in
The Compensation Committee is responsible for:
•Executive Officer Compensation: Approves compensation-related policies, plans and programs, approves the compensation of the Chief Executive Officer, and discusses, with the Chief Executive Officer, the compensation of other executive officers.
•Director Compensation Recommendation: Recommends to the Board director compensation.
•Benefit Programs: Supervises the administration of our benefit programs.
•Compensation Risk: Assesses the risk of our compensation policies and practices.
•Compensation Consultants: The Compensation Committee periodically retains outside consultants to review and discuss compensation and benefit plans, as further described below and in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Catherine M. Kilbane (Chair)	2024: 3
Matthew C. Harris
Thomas A. Haught

The Compensation Committee is composed entirely of independent directors who meet the NYSE’s independence standards, which we follow.
* Mr. Harris was appointed as a member of the committee in May 2024.

Role of Compensation Consultants:

•Consultants are provided with specific instructions relating to the research to be conducted.
•When conducting a salary and bonus review, consultants compare our plans with those of companies of similar size, in similar industries, and to those of companies that are public and private, of similar size and with similar governance structures.
•Findings by the consultants are reviewed by the Compensation Committee and the Board, which then makes the decision regarding compensation.

Role of Compensation Consultants (continued):

The Compensation Committee directed the executive officers to engage Pay Governance LLC (“Pay Governance”) to review the employee compensation structure in 2023, which had been previously reviewed and updated in 2021. The next employee compensation structure review is scheduled to occur in 2025.
Pay Governance has not provided other professional services to the Company to date outside of director and officer compensation assessments, including advice related to our insurance and employee benefit programs. In order to perform the services that are required of them, Pay Governance does have access to certain confidential information about us; however, they do not participate in the final strategic decision-making process. Further, Pay Governance is compensated on a fee-based structure, and no portion of any payment made to them is dependent upon achieving a certain result or is otherwise commission-based.

Audit Committee		Roles and Responsibilities

Committee Members*	Meetings in
The Audit Committee assists the Board in fulfilling its oversight responsibilities related to:
•Financial and Accounting: Maintains integrity of financial statements and financial reporting process, systems of internal accounting and financial controls.
•Audit Performance: Reviews performance of internal and independent auditors.
•Code of Ethics: Oversees compliance with the Company’s Code of Ethics policy, related ethics policies and legal and regulatory requirements.
•Independent Auditors: Reviews qualifications and independence, oversees appointment, engagement, compensation, termination and oversight of independent auditors, reviews and approves planned permitted scope of annual audit, oversees work, reviews and approves any audit and non-audit services.
•Financial Statements: Meets to review annual audited financial statements and quarterly financial statements with management and independent auditors.
In addition to the responsibilities listed above, the Audit Committee has established procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee annually reviews the independence and performance of the independent auditor in connection with any determination of whether to retain the independent auditor or engage another firm as our independent auditor. During these reviews, the Committee considers, among other things, the historical and recent performance of the independent auditor, and an analysis of known legal risks and significant proceedings.

Thomas A. Haught (Chair)	2024: 5
Alejandra Evans
Matthew C. Harris
Catherine M. Kilbane
Joseph E. McNeely
Charles. D Stapleton

The Audit Committee is composed entirely of independent directors who meet the independence requirements under the NYSE’s listing standards and SEC rules. The Board has determined that Thomas A. Haught qualifies as an audit committee financial expert pursuant to the SEC’s rules.
* Mr. Haught was appointed as a member and chair of the committee in May 2024. Mr. McNeely was appointed as a member of the committee in March 2025.

Nominating and Corporate Governance Committee		Roles and Responsibilities

Committee Members*	Meetings in
The Nominating and Corporate Governance Committee is responsible for:
•Candidates for Director: Screens and recommends candidates for election as directors.
•Committee Composition: Recommends committee members and committee chairpersons for appointment by the Board.
•Shareholder Director Nominees: Considers nominees for the Board recommended by our shareholders.
•Corporate Governance Policies: Reviews and recommends changes to the Company’s corporate governance policies and monitors the Company’s compliance with these policies.
•Annual Performance Evaluation: Conducts annual performance evaluations of the Board and the committees of the Board.
•Director Independence: Sets and interprets Board standards for determination of director independence.

Charles D. Stapleton (Chair)	2024: 3
Patrick M. Covey
Alejandra Evans
Joseph R. Paul

Mr. Stapleton and Ms. Evans are independent directors who meet the NYSE’s independence standards; the other Nominating and Corporate Governance Committee members, Mr. Covey and Mr. Paul, are not.
* Mr. Paul was appointed as a member of the committee in May 2024. Mr. Haught served as a member of the committee until May 2024.

Compensation Committee Interlocks and Insider Participation
During 2024, Catherine M. Kilbane (Chair), Donald C. Brown, Matthew C. Harris and Thomas A. Haught served on the Compensation Committee. No director has been identified as having a relationship that requires disclosure as a compensation committee interlock.
General
The Board met six times in 2024. All incumbent directors attended at least 97% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which they served during the period that they served during 2024. We encourage our directors to attend the Annual Meeting of Shareholders. In 2024, the majority of our then-serving directors attended the Annual Meeting of Shareholders.
The charters of the Compensation, Audit and Nominating and Corporate Governance Committees, as well as the Corporate Governance Guidelines, are available on the Company’s website at www.davey.com/about/corporate-information/ and then under “Board Committee Charters,” or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Role of the Board in Risk Oversight
The Board recognizes that it is neither possible nor reasonable to eliminate all risk, and that in order to remain competitive, certain risk-taking is an essential element of every business decision and part of our business strategy. However, the Board also understands that within any business framework, steps must be taken to properly safeguard the assets of the Company, implement and maintain appropriate financial and other controls, and ensure that business is conducted prudently and in compliance with applicable laws and regulations and proper governance. Assessing and managing risk is the responsibility of management. It is the responsibility of the Board of Directors to oversee risk management.

ROLE OF BOARD	ROLE OF AUDIT COMMITTEE	ROLE OF COMPENSATION COMMITTEE	ROLE OF NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Monitors and assesses certain strategic and operational risk exposures, including legal, regulatory, information technology, corporate social responsibility, climate change and sustainability, human capital and reputation risks.

Manages the annual overall assessment of risk, which is designed to review and identify potential events that may affect us, including cybersecurity risks, manage risks within our risk profile and provide reasonable assurance regarding the achievement of our objectives.
Reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our financial risk assessment and risk management policies.
		Oversees risks related to our employment policies and our compensation and benefit arrangements.	Oversees risks related to corporate governance practices and Board succession.
Cybersecurity is an integral part of our overall enterprise risk analysis and discussions. While all entities are at some risk of a cybersecurity attack, the Company has taken steps deemed appropriate to detect and limit the severity of a cybersecurity attack. These measures include, among other things, robust password requirements, firewalls, multi-factor authentication requirements, anti-malware, intrusion prevention and detection systems, and limiting access to sensitive information. To date, the Company is not aware of any successful system-wide cybersecurity attack. The Company maintains employee and customer information and has developed response plans in the event such information is compromised due to a cybersecurity attack. The Company also has a third party on a retainer to assist with forensics and remediation should an attack occur. We periodically monitor and assess third-party service providers from a cybersecurity risk perspective and continuously seek to enhance our third-party risk management program.
Company representatives meet annually in executive session with the Audit Committee. The Manager of Internal Audit and the Chief Financial Officer review with the Audit Committee each year’s annual internal audit plan, which focuses on significant areas of financial, operating and compliance risk. The Audit Committee also receives regular reports from management on the results of internal audits.
In addition, each year, our management team assesses potential risks facing us and reports its findings to the Audit Committee. Risks are rated as to severity and the likelihood of threat, and management outlines the mitigation efforts associated with each risk. To the extent management identifies mitigation efforts that were not previously in place or functioning as intended, management identifies the initiative to address the situation. The Audit Committee then reports these findings to the full Board to assist in its oversight of risk. The Audit Committee also has oversight of the Company’s Compliance Program, which includes regular whistleblower reports from the General

Counsel and Chief Compliance Officer. Further, the General Counsel and Chief Compliance Officer regularly reports to the Board on compliance strategy and management.
As further described under “Compensation Risk Analysis,” the Compensation Committee is responsible for the oversight of risks relating to employment policies and our compensation and benefits arrangements. To assist in satisfying these oversight responsibilities, the Compensation Committee may retain a compensation consultant and meets regularly with management to understand the financial, human resource and shareholder implications of compensation decisions that are made by the Board. The philosophy, process and rationale the Compensation Committee utilizes as part of its responsibilities is discussed in detail in the “Compensation Discussion and Analysis” included in this Proxy Statement beginning on page 26.
Insider Trading Policy and Procedures
We have adopted an Insider Trading and Public Disclosure Policy that provides guidelines with respect to transactions in our securities and the handling of confidential information about us and the companies with which we do business. The policy applies to all officers and employees of the Company and its subsidiaries and all members of the Board, as well as certain family members and entities related to such persons. Among other things, the policy prohibits engaging in transactions in the Company’s securities, including transactions directly with the Company or the trustee of the 401KSOP and ESOP Plan (the “ESOT”), while aware of material non-public information, disclosing material non-public information, and prohibits directors, executive officers and certain other employees from engaging in transactions in the Company’s securities during certain specified periods. For additional information regarding our policies relating to hedging and pledging, see “Pledging / Clawback / Stock Redemption Policy” below.
Our common shares are not traded on any national exchange, market system or over-the-counter bulletin board. Because no public market exists for our common shares, the ability of shareholders to sell these shares is limited.
In addition, the Company’s Amended Articles of Incorporation (the “Articles”) provide, among other things, that the Company and ESOT have certain rights of first refusal and repurchase rights relating to the Company’s common shares. The Board has adopted a policy regarding the Company’s exercise of such repurchase rights. Until further action by the Board, it is the policy of the Company not to exercise its repurchase rights under the amended Articles with respect to shares of the Company's common shares held by current and retired employees and current and former directors of the Company (subject to exceptions set forth in the policy) (collectively, “Active Shareholders”), their spouses, their first-generation descendants and trusts established exclusively for their benefit. Until further action by the Board, it is also the policy of the Company not to exercise its rights under the amended Articles to repurchase shares of the Company’s common shares proposed to be transferred by an Active Shareholder to his or her spouse, a first-generation descendant, or a trust established exclusively for the benefit of one or more of an Active Shareholder, his or her spouse and first-generation descendants of an Active Shareholder, or upon the death of an Active Shareholder, such transfers from the estate or personal representative of a deceased Active Shareholder. The Board may suspend, change or discontinue the policy at any time without prior notice.
For additional information, see the Insider Trading and Public Disclosure Policy, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

Board Leadership
Mr. Covey is the Chairman of our Board of Directors and our President and Chief Executive Officer.
Historically, we have combined the positions of chief executive officer and chairman. We believe this is appropriate because we are an employee-owned company, and combining the chairman and chief executive officer positions gives our employee-owners a clear leader and improves efficiencies in the decision-making process. Further, we have benefited from having a single person setting our tone and direction and having primary responsibility for managing operations. This structure has also allowed the Board to carry out its oversight responsibilities with the full involvement of our independent directors.
Although the Board has not appointed, and does not intend to appoint, a lead independent director, the Board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, through the composition of our Board of Directors, a majority of which is independent, and the strong leadership of our independent directors.
The Board believes that no single leadership structure is the most effective in all circumstances and retains the authority to evaluate and modify the Company’s leadership structure at such times as it deems appropriate. The Board’s role in risk oversight has not affected our leadership structure.
Communicating Concerns to Directors
We have established procedures to permit communication with the Board of Directors regarding the Company. Interested parties may communicate with the Board of Directors by contacting the Chairman, the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board, or any independent director by sending a letter to the following address: The Davey Tree Expert Company, Corporate Secretary, 1500 North Mantua Street, Kent, Ohio 44240.
An interested party may also communicate concerns through other mediums as set forth in our Whistleblower Reporting Policy. A copy of our Whistleblower Reporting Policy is available on our Company’s website at www.davey.com/about/corporate-information/ and then under “Corporate Policies,” or by contacting the Legal Department at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
All communications directed to our Board of Directors or Board Committees are reviewed by management and communicated with the appropriate Board member or members.
Transactions with Related Persons
Our Board of Directors has adopted a written policy regarding related party transactions. Under that policy, all transactions with or involving a related person must be disclosed to and approved in advance by the Nominating and Corporate Governance Committee. Further, each officer and director is requested, on an annual basis, to confirm the existence of any related person transaction, and each director nominee is asked to provide information related to any related person transactions as part of the Company’s director onboarding process. Each such transaction must have a legitimate business purpose and be on terms no less favorable than that which could be obtained from unrelated third parties. Related party transactions are considered when determining if a director is deemed to be an independent director.

In 2024, no executive officer or director was indebted to us or was a party to any transaction in which we were a participant and any related person would have a direct or indirect material interest. Further, no related person has proposed such a transaction. For purposes of this discussion, a related person is a director, a nominee for director, an executive officer, an immediate family member (including nonrelated persons sharing the same household) of any of these persons, or any entity controlled by any of these persons.
Employee Ownership
In 1979, the Company was sold to its employees by the family and descendants of the Company’s founder. At that time, in addition to the employees purchasing common shares of the Company, the Company formed an Employee Stock Ownership Plan (“ESOP”), which was later converted to the 401KSOP and ESOP Plan. The Company has remained largely employee-owned since the sale in 1979, and employee ownership remains a hallmark of the Company. Currently, the Company is one of the largest and oldest ESOP service firms in the United States.
Our values — safety, integrity, expertise, leadership, stewardship and perseverance — are built on the foundation that our people are the key to our success and sustainability as a company. While our industry faces challenges of seasonal employment and high average turnover, our structure as an employee-owned company enables our talented employees to invest in us as we invest in them.
In addition to offering employees a means to earn a paycheck and obtain employee benefits, employees have the opportunity to become shareholders of the Company. We offer fair, competitive compensation and benefits that support our employees’ overall health and well-being but recognize that supporting our employees does not end there. We encourage employees to plan for their future, and after one year of service, our employees are eligible to invest in our 401(k) plan, where we will match up to 5% of employees’ contributions, or by becoming a shareholder and enrolling in our stock purchase plan, where they can purchase shares of the company at a 15% discount. We also encourage employees to take advantage of the Davey employee stock subscription offering, which is offered approximately every 10 years. Our employee ownership programs have allowed the Company to grow and become a stable yet progressive institution. Our decisions regarding our business, our growth, and our compensation plans are directly influenced by our employee ownership nature.
Shareholder Proposals or Nominations
Any shareholder who wishes to submit a proposal to be considered for inclusion in our proxy materials must follow the requirements set out in SEC Rule 14a-8, which include, among other things, certain ownership requirements. Further, the proposal must be limited to 500 words. Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to us on or before December 8, 2025.
Additionally, a shareholder may submit a proposal for consideration at next year’s Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if that proposal is submitted on or before February 21, 2026. The requirements for shareholders to submit nominees for director are discussed under “Shareholder Nominations for Director.”
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Davey’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later March 23, 2026. Such notice may be mailed to the Corporate Secretary, at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.

Business Conduct Policies
We have a Code of Ethics that applies to all our employees and directors, and we have a Code of Ethics for Financial Matters that applies to all employees who oversee the preparation of our financial statements. We also have a Harassment Policy, an Equal Employment Opportunity Policy, a Whistleblower Policy, an Environmental Policy, a Privacy Policy, a Safety Policy and an Off-Duty Conduct Policy. These policies are available at our website, www.davey.com/about/corporate-information and then under “Corporate Policies,” or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.

2024 DIRECTOR COMPENSATION
Director(1)(2)	Fees Earned or Paid in Cash(3)	Stock Awards(4)	Total

Donald C. Brown	$37,000	$—	$37,000
Alejandra Evans	64,000	38,000	102,000
Matthew C. Harris	—	38,000	38,000
Thomas A. Haught	—	38,000	38,000
Catherine M. Kilbane	70,000	38,000	108,000
Charles D. Stapleton	69,000	38,000	107,000
Karl J. Warnke	32,000	—	32,000

(1)	Messrs. Covey and Paul are employees and do not receive any compensation for services as director.

(2)	Messrs. Brown and Warnke retired from the Board effective at the conclusion of the Company’s Annual Meeting of Shareholders on May 21, 2024. Mr. McNeely is not included in the director compensation table because he was not appointed until March 7, 2025.

(3)	Directors may elect to defer all or part of their director fees in stock equivalent units (“SEUs”). Messrs. Harris and Haught made such an election for the year ended December 31, 2024. SEUs are calculated by dividing the fee earned by the then current market price of the Company’s common shares. SEUs will subsequently be valued for payment purposes at the market price in effect on the date of payment. SEUs are payable, in cash, and in a single lump sum payment or a number of annual installments (five, for deferrals prior to 2024, or three, for deferrals for 2024 and later years), as elected by the director, in the year following the recipient’s termination of service as a director.

(4)
This column reflects the grant date fair value of Director Restricted Stock Unit (“DRSU”) awards granted to directors in 2024. The assumptions made in calculating the grant date fair value amounts for these awards are included in Note O, “Stock-Based Compensation,” to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The aggregate number of all vested and unvested (exercisable and unexercisable) Stock Appreciation Rights (“SARs”) awards and unvested DRSU awards outstanding as of December 31, 2024 for each nonemployee director, is set forth in the following table.

Director	DRSU

Donald C. Brown	2,069
Alejandra Evans	3,781
Matthew C. Harris	3,781
Thomas A. Haught	4,581
Catherine M. Kilbane	3,781
Charles D. Stapleton	3,781
Karl J. Warnke	2,069
Compensation of Directors
The current compensation structure for non-employee directors is designed to fairly pay directors for work required based on our size, scope and industry. The primary goal of the directors is to enhance the long-term interests of our shareholders by establishing company-wide general goals and objectives and identifying executive officers capable of carrying out those goals and objectives. To align director compensation with these objectives, the Compensation Committee reviews director compensation and recommends changes to the Board. To assist with this review, the Compensation Committee periodically directs the Company to engage Pay Governance, an independent compensation consulting firm, to review and evaluate director compensation. Pay Governance assists us in developing a framework for director compensation based on market conditions, our compensation philosophy, and comparisons to companies of similar size and complexity. A review by Pay Governance was completed in 2023, and another review is scheduled to occur in 2025.
2024 Director Compensation
During 2024, we compensated non-employee directors with a retainer of $64,000 per year, unless there were more than 20 meetings total per year, in which case each director would receive an additional fee of $1,000 per meeting. Committee Chairs received an additional retainer as follows: Audit Committee Chair - $10,000/year; Compensation Committee Chair - $6,000/year; and Nominating and Corporate Governance Committee Chair - $5,000/year. If the Chairman of the Board is a non-employee director, the Chairman will receive an additional retainer of $7,500/year. Directors are also reimbursed for their reasonable business expenses such as travel and lodging in connection with their attendance of our Board meetings.
In addition, during 2024, each non-employee director received an annual stock award grant of DRSUs equal to a fixed amount of $38,000. In 2024, the annual grant, at the then-fair value price of $22.20 per share, equaled 1,712 DRSUs awarded to each director. DRSU awards will vest over three years and vesting will accelerate upon retirement. Vested DRSUs will generally be paid in common shares to non-employee directors on March 15 of the year following the year in which their service on our Board ceases. Non-employee directors may make a deferral election with respect to DRSUs. For deferrals commencing in 2024, a non-employee director may elect to have deferred payment made in shares in the year following retirement, either in a single lump sum payment or in three annual installments. For deferrals prior to 2024, a non-employee director could elect to have a deferred payment made in a single lump sum payment during a specified year not later than the year in which the non-employee director attains age 75 or in a series of installments over a period not to exceed five years commencing in a specified year not later than the year in which the non-employee director attains age 70.
Directors may defer all or part of their fees in cash or SEUs until their retirement as directors.
OWNERSHIP OF COMMON SHARES
The following table shows, as of March 14, 2025, the number and percent of our common shares beneficially owned by each nominee, director, and officer listed in the “2024 Summary Compensation Table,” and all directors and officers as a group.

Name	Number of Shares (1)(2)(3)(4)	Percent(2)(5)

Patrick M. Covey (Chairman)(6)	757,681	1.86%
Alejandra Evans	14,682	0.04%
Matthew C. Harris	25,865	0.06%
Thomas A. Haught	72,561	0.18%
Catherine M. Kilbane	24,135	0.06%
Joseph E. McNeely	—	—%
Joseph R. Paul	490,323	1.20%
Charles D. Stapleton	12,241	0.03%
Erika J. Schoenberger	51,785	0.13%
Larry R. Evans	280,773	0.69%
Brent R. Repenning	219,513	0.54%
18 directors, director nominees and officers as a group, including those above(6)	3,704,401	9.10%

(1)	Other than as described below, individuals who have beneficial ownership of the common shares listed in the table have sole voting and investment power over these shares.

(2)
The following people share voting and investment power with a family member with respect to the following number of shares: Mr. Covey, 1,000; Mr. Haught, 64,386; Mr. Stapleton, 1,000; Ms. Schoenberger, 2,000; Mr. Evans, 174,513; and Mr. Repenning, 25,736.

(3)
Includes shares allocated to individual accounts under our 401KSOP and ESOP Plan for which the following executive officers have sole voting power as follows: Mr. Covey, 28,572 shares; Mr. Paul, 23,046 shares; Ms. Schoenberger, 4,327 shares; Mr. Evans, 36,768 shares; Mr. Repenning, 15,112 shares; and 458,492 shares by all officers as a group.

(4)
These numbers include the right to purchase common shares on or before May 20, 2025 upon the exercise of outstanding stock options as follows: Mr. Covey, 52,716 shares; Mr. Paul, 1,286 shares; Ms. Schoenberger, 10,255 shares; Mr. Evans, 17,230 shares; Mr. Repenning, 40,430; shares and 250,615 shares by all directors and officers as a group. These numbers also include the right to purchase common shares on or before May 20, 2025 upon the exercise of outstanding SARs as follows: Mr. Covey, 170,942 shares; Mr. Paul, 143,444 shares; Mr. Evans, 26,438 shares; Mr. Repenning, 30,360 shares; and 566,850 common shares by all directors and officers as a group; and the right to purchase common shares on or before May 20, 2025 of outstanding stock subscription rights as follows: Mr. Covey, 2,857 shares; Mr. Paul, 43 shares; Ms. Schoenberger, 286 shares; Mr. Repenning, 571 shares; and 5,304 common shares by all directors and officers as a group.

(5)	Percentage calculation based on total shares outstanding as of March 14, 2025 plus the options and rights exercisable by the respective individual on or before May 20, 2025, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.

(6)	Includes 106,022 shares pledged as security for a line of credit by Mr. Covey.

To our knowledge, as of March 14, 2025, no person or entity was an owner, beneficial or otherwise, of more than five percent of our outstanding common shares. Argent Trust Company, trustee of the 401KSOP and ESOP Plan, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328, had, as of March 14, 2025, certain trustee-imposed rights and duties with respect to common shares held by it. The number of common shares held in the 401KSOP and ESOP Plan as of March 14, 2025, was 8,167,778 or 20% of our outstanding common shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our common shares to file reports of ownership and changes in ownership of our common shares held by them with the SEC. Currently, we file these reports on behalf of our directors and executive officers. Based on our review of these reports and representations from our directors and executive officers, we believe during the year ended December 31, 2024, all reports were filed timely.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis discusses the compensation of the NEOs and includes an overview of our 2024 performance, as well as a description of the major elements of the Company’s executive officer compensation plans and programs, and the factors that are considered in making compensation decisions.
The Compensation Committee of the Board of Directors, which is composed entirely of independent, nonemployee directors, assists the Board of Directors in carrying out its responsibilities for management succession matters, for developing, approving and administering the Company’s incentive and benefits programs for its executive officers, for establishing the base salary and other compensation for the Chief Executive Officer, and for recommending director compensation. In this role, the Compensation Committee’s objective is to align executive officer compensation with the interests of the Company’s shareholders.
Financial Performance Overview
2024 Financial and Operating Highlights
2024 was another record-breaking year for the Company. Revenues increased by $148,206,000, or 8.8%, and income from operations was $114,684,000, an increase of 0.4% from 2023. During 2024, the Company benefited from organic growth and new acquisitions within our existing operations coupled with storm work, the result of Hurricanes Beryl, Helene and Milton, which significantly impacted the southern United States. The Company continued to benefit from the stabilization in inflationary pressures that had impacted our operations, and the operations of most companies, during the last couple of years, such as fuel price increases, employee wage increases and increases in supply chain costs. Our business segments, and divisions underlying those segments, continue to provide strong performances and demonstrate their flexibility and commitment to providing quality service to our clients while keeping our employees safe. During 2024, we also completed four business acquisitions in strategic geographic regions in the United States.

Cash provided by operating activities in 2024 was $144,546,000, a 102.3% increase from $71,450,000 in 2023. We consistently return significant value to our shareholders in the form of dividends and repurchases of our stock. Dividends paid in 2024 totaled $4,185,000 and repurchases of stock totaled $76,136,000.
The following graphs show our Company’s performance for key financial measures over the last three fiscal years.

The following performance graph compares cumulative total shareholder returns (assuming an initial investment of $100 on December 31, 2019 and reinvestment of dividends) for our common shares during the last five years to the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and to an index of selected peer group companies (“Peer Group”). Our Peer Group, which is the same group used by our independent stock valuation firm, consists of: ABM Industries Incorporated; Comfort Systems USA, Inc.; Dycom Industries, Inc.; FirstService Corporation; MYR Group Inc.; Quanta Services, Inc.; Rollins, Inc.; and The Scotts Miracle-Gro Company. The members of the peer group are all publicly held companies deemed to be engaged in similar lines of business.
The Company continues to achieve its objective of consistently providing increased shareholder returns for our common stock.

Comparison of Five-Year Cumulative Total Return
The Davey Tree Expert Company

Five-Year Cumulative Return
400
375
350
325
300
275
250
225
200
175
150
125
100
75
2019
2020
2021
2022
2023
2024
Davey Tree
S&P 500 Index
Peer Group

	2019	2020	2021	2022	2023	2024
Davey	100	124	151	155	187	203
S&P 500 Index	100	118	152	125	158	197
Peer Group	100	167	191	182	250	339

Changes in Executive Compensation
The Company made no changes to any of the executive compensation plans for the NEOs during 2024, except base salary adjustments as described below.
Philosophy and Elements of Executive Compensation Structure and Components
Aligning Compensation to Company Performance and Shareholder Value
Our compensation philosophy is to drive and support the Company’s business goals by recognizing the attainment of measurable performance and the achievement of approved goals and objectives.
To drive this philosophy, a significant part of the compensation for senior executives is tied to Company performance or achievement of approved performance goals and, therefore, is not guaranteed. If the Company or an executive fails to perform within established parameters for a given fiscal year, incentive compensation may be changed, reduced or eliminated, and if our stock price decreases, stock-based compensation will become less valuable.
We believe our executive officer compensation programs are closely aligned with the interests of the Company’s shareholders. Among other things, as discussed more fully under the heading “Annual Incentive Compensation Plan,” a significant portion of the NEOs’ annual pay is comprised of the Management Incentive Compensation Plan (“MICP”) payment. The weighting toward MICP payments is designed to link a substantial percentage of the NEOs’ pay to goal achievements and Company performance. In order to also focus management’s attention on the future growth and long-term performance of the Company, incentives reflect competitive market levels and practices, and focus on longer-term financial performance, sustainability, and strategic development of the Company.
For 2024, executive management objectives included revenue, operating profit, growth, acquisitions and management succession goals. Regarding these objectives, in 2024, the Company’s revenues were at a record high and increased 8.8% over the prior year’s revenue. Operating profit (a non-GAAP measure as defined in this Proxy Statement) was $134,020,000 in 2024, and the Company achieved an operating profit percentage of 7.3%. Moreover, the Company completed four acquisitions, and each NEO was engaged in management succession planning, both with the assistance of the Board of Directors and with other officers and managers of the Company.
Objectives of Compensation Structure and Components
The main objectives of our compensation programs are to:
•attract and retain qualified personnel;
•reward personnel for achieving recognized goals and objectives;
•generate a fair return to shareholders on their investment; and
•support the Company’s culture, business objectives and employee ownership structure.
To meet these objectives, we design the Company’s compensation programs such that shareholders’ interests are advanced before we approve any incentive payments to the executive officers. To the extent that the efforts of the executive officers result in higher earnings and enhanced shareholder value, we believe our officers should be rewarded. As a result, we intend for our compensation programs to create a significant incentive to effectively manage the Company, which in turn will create long-term benefits for shareholders without encouraging the taking of excessive risks that could be detrimental to the growth of the Company or the interests of our shareholders.

Our executive compensation programs provide a balanced mix of salary, incentive bonuses and equity awards. By creating a compensation program that includes both long and short-term goals and targets, we believe that each element of the overall program, comprised of base salary, annual cash incentive plan awards, and performance-based restricted stock units (“PRSUs”), complements and rewards annual performance, as well as promotes long-term viability, growth and shareholder value. Awards are not grossed up or otherwise adjusted to account for tax consequences. Additionally, to retain and attract qualified executive and management talent, the Board has approved several retirement benefit plans and certain limited perquisites.
We believe that compensation programs should be designed to reduce the opportunity for participants to take unnecessary risks to the detriment of the shareholders or the Company’s future viability. We have designed the Company’s executive compensation programs to address these risks and minimize the opportunity for any individual to manipulate or undermine the programs. For example, we have tailored the programs to incorporate measurable objectives that are realistic and achievable. Our incentive plans include objectives based on financial performance metrics including revenues, operating and pre-tax profit, organic and acquisition growth, cash flow, and return on average invested capital (“ROAIC”). Our incentive plan objectives also include certain non-financial measures such as management succession, including identifying and cultivating future managers and executives, which are set in advance and reviewed periodically by the Board. Performance objectives, and goals and responsibilities set by the Compensation Committee with input from the CEO, are approved by the Board annually. Further, the Board reviews and approves all executive bonus payments. We implemented these programs in part to reduce the opportunity for manipulation during economic downturns or financial turmoil.
Role of Independent Compensation Consultants
To ensure that our compensation programs continue to meet our philosophy and are responsive to economic changes, the Compensation Committee periodically retains an independent compensation consultant to assess the Company’s compensation programs. The Compensation Committee also meets frequently with the CEO to obtain management’s recommendations on compensation issues. The Company retained Pay Governance, an independent consulting firm, to provide a review of the officer compensation structure in 2023, which had been previously reviewed and updated in 2021. The next review by Pay Governance is scheduled to occur in 2025. The Compensation Committee takes into account the information provided by Pay Governance as part of the Compensation Committee’s ongoing review of our executive compensation programs.
Pay Governance does not provide other services to the Company outside of director and officer compensation assessments, is not dependent on the Company as a material source of revenue, has no personal or business relationships with any member of the Compensation Committee or executive officers of the Company, and does not own any Company stock. Thus, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Pay Governance.
The Compensation Committee assessed the independence of Pay Governance pursuant to SEC rules, noting that Pay Governance does not provide any services to the Company, other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee also noted that Pay Governance acted as the compensation consultant for the compensation committee of another privately held, employee-owned company, of which Mr. Haught, a member of the Compensation Committee of the Company, serves as a director. The Compensation Committee concluded that no conflict of interest exists.
Shareholder Advisory Votes on Executive Compensation
In 2023, the Company’s shareholders approved, on an advisory, nonbinding basis, the compensation of the NEOs by an overwhelming majority (the so called “say-on-pay” vote). Specifically, as a percentage, over 93% of the shares voted were to approve the compensation of our NEOs. Given the strong level of shareholder support, the Board of Directors determined that no material changes to the Company’s compensation plans were necessary as a result of the 2023 say-on-pay vote. Nonetheless, as has been our practice, we regularly evaluate these plans and recommend changes, as we deem appropriate. The Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders and will continue to evaluate any concerns raised by the shareholders regarding executive compensation.
At the 2023 Annual Meeting, the Company’s shareholders cast an advisory vote to review NEO compensation every three years, and the Board of Directors adopted that recommendation. The next say-on-pay vote on NEO compensation will occur at our 2026 Annual Meeting of Shareholders, and the next advisory, nonbinding vote on the frequency of future say-on-pay votes on the compensation of our NEOs will occur at our 2029 Annual Meeting of Shareholders.
Although both shareholder votes are on an advisory, nonbinding basis, we consider the results to be a strong affirmation of the actions taken by the Board of Directors in establishing the compensation plans for the NEOs and will continue to monitor feedback from our shareholders regarding executive compensation.
Executive Compensation
Elements of Executive Compensation
The compensation of the NEOs outlined in the Proxy Statement is a combination of realized and realizable pay. We define realized pay as compensation that is awarded to an NEO, or paid on that NEO’s behalf, as a result of the performance or achievement of certain goals and objectives for a given year. We define realizable pay as the potential value of payments that may be awarded over specific periods of time in the future. The Company is required to value realizable pay, even though it is not yet available to the NEO, at a specific point in time, either at the time of grant of the potential award or as of the end of the fiscal year. Depending on several factors, including the long-term increase in shareholder value, these future payments and contingent payment opportunities may be more or less than the value assigned to these awards in this Proxy Statement.
As one of the oldest ESOP service companies in the United States, our compensation plans are developed in part with the objective of retaining and fostering employee ownership. Thus, many aspects of our compensation plans, including the MICP, as well as the granting of PRSUs, were developed to promote employee ownership through Company performance and enhanced shareholder value. The compensation plans discussed in the Proxy Statement, as well as their category, are as follows:

REALIZED PAY	REALIZABLE PAY
(payment and compensation)	(potential payments and opportunities)

Base Salary	Performance-Based Restricted Stock Units
MICP	Stock Appreciation Rights *
Supplemental Bonus Plan	Stock Options **
Perquisites	Qualified Retirement Plan
Nonqualified Retirement Plans
* Awarded prior to 2019 and exercisable over time in future years.
**Awarded prior to 2021 and exercisable over time in future years.

Each element of the NEOs’ compensation, including additional information regarding the alignment of pay and performance for each program, is discussed in more detail below.
Base Salaries
Although not tied to a specific benchmark or pre-determined formula, we pay executive officers a base salary that generally is near 90% of the market “midpoint” for similar positions at companies of approximately the same size and complexity. We have not established a unique peer group for compensation competitiveness studies. However, we periodically retain Pay Governance to determine the adequacy of base salaries, as well as all other compensation, of the Company’s executive officers. This review includes examining market data as part of the evaluation process. We engaged Pay Governance to review compensation in 2023, with the next review scheduled to occur in 2025.
In addition, we evaluate the CEO based on the Company’s annual performance, as well as other performance objectives established by the Compensation Committee, including demonstrated capabilities, scope of responsibility, experience, expertise, achievement of results, and development of management employees. These other objectives can and do change annually and may incorporate such things as management succession activities, board governance issues and other objective and individual measures of significance to the Company. For 2024, these measures included meeting a specified operating profit target, achieving sales growth consistent with our strategic plan, and obtaining a specified ROAIC. Other considerations included targeted acquisitions in selected markets and ongoing management succession planning. Any adjustments to the CEO’s salary are approved by the Compensation Committee. Annually, the salaries of other executive officers are reviewed by the CEO (in consultation with the Compensation Committee) to determine merit and performance increases. The Compensation Committee also interacts with senior executives at various times during the year, which aids in our assessment of everyone’s performance.
After considering the factors described above, the following 2024 base salaries were approved for the NEOs:

Name	2024 Base Salary	Percentage Change from 2023

Patrick M. Covey	$915,000	4.57%
Joseph R. Paul	436,000	4.81
Erika J. Schoenberger	370,000	5.11
Larry R. Evans	310,000	4.73
Brent R. Repenning	310,000	4.73
Annual Incentive Compensation Plan
To align executive officer compensation with the interests of the Company’s shareholders, we have established a policy whereby a significant portion of the NEOs’ compensation is contingent on the Company’s profitability. Under the MICP, the executive officers and other key management personnel have an opportunity to earn an incentive bonus award based primarily on annual operating profit achieved, an assessment considered to be a significant measure of financial success for the Company and the shareholders.
Each year, the Compensation Committee establishes target bonus opportunities for MICP participants, as a percentage of base salary. The target bonus opportunities for our NEOs for 2024 ranged from 70% to 85% of base salary and were unchanged from 2023. In addition, there are approximately 60 other non-executive employees who are eligible for an incentive award under the MICP, with target award opportunities of between approximately 10% and 55% of annual base salary.
The MICP was designed with Pay Governance’s assistance to provide competitive incentive opportunities at or above market median levels, and the MICP percent of total annual salary range for each NEO is based on that NEO’s duties and responsibilities for certain segments and operations of the business. The Compensation Committee establishes, as a percentage of revenue, a target operating profit percentage each year, calculated as described below. To the extent that the target operating profit percentage is exceeded, the NEO’s incentive award will increase. At 120% of the annual target, the formula is increased such that 150% of the normal target percentage of base salary is granted. At or above 121% of the annual target, an amount equal to 25% of the excess operating profit over 120% of our annual target is added to the annual incentive pool. However, in no event will the annual incentive payments for all participants be greater than 15% of the actual operating profit for that year. If the Company’s actual operating profit percentage is below 80% of the annual target as set by the Board, generally no incentive bonuses are paid. In addition to the mathematical calculation under the plan formula, we have the option to consider other relevant factors, as determined by the Board, in setting the NEOs’ final incentive awards. Such factors might include segment performance or achievement of individual financial or nonfinancial goals. We also may consider extraordinary or non-recurring events affecting the annual results, as well as the achievement of non-financial goals, such as management succession or customer benchmarks, in evaluating the achievement of performance targets. The amount of bonus awards will increase the closer the actual results are to the target.
For 2024, the target operating profit percentage under the MICP was set at 6.4%. The target operating profit percentage was determined based on several factors, including competitive, economic and environmental factors. While this percentage may appear to be conservative, we continue to believe that with the current economic and regulatory pressures, ongoing litigation costs, and considering unforeseen developments, it is realistic and achievable. Incentive awards are calculated after year-end financial results are reviewed, and no award is paid until the annual financial statements are certified by the Company’s independent auditors and the incentive award payouts are approved by the Compensation Committee and the Board.
The operating profit percentage achieved for fiscal year 2024 was 7.3%. Based upon the operating profit percentage achieved for 2024 and after considering the NEO’s achievement of the goals and objectives described above, the Compensation Committee approved the payment of MICP bonuses to the NEOs for 2024 as set out in the table below:

Name	Target 2024 MICP Opportunity (% of Base Salary)	Percentage of Target MICP Opportunity Earned Based on Achievement of Operating Profit Percentage	2024 MICP Bonus Paid

Patrick M. Covey	85.0%	114.00%	$1,205,750
Joseph R. Paul	70.0	114.00	442,000
Erika J. Schoenberger	70.0	114.00	379,650
Larry R. Evans	70.0	114.00	301,900
Brent R. Repenning	70.0	114.00	283,650

We calculate operating profit percentage by dividing operating profit by revenues. Operating profit, a non-GAAP financial measure, is defined as income from operations as presented in the Company’s financial statements prepared under U.S. GAAP adjusted to exclude administrative incentive compensation expense; pension expense; stock-based compensation expense; excess declining-balance depreciation method expense over straight-line method depreciation expense; gains and losses on the sale of assets; and other similar one-time expenses. The number is further adjusted to include state and local income taxes and to remove the effect of any item deemed an extraordinary or nonrecurring event. Although we have not developed a pre-determined list of such events, it could potentially include a phenomenal weather event, terrorist attack, or restructuring of an operating unit. We also consider the achievement of non-financial goals or objectives, such as successful management succession. We use the non-GAAP measurement of operating profit because we believe this measurement reflects those items that are directly within the executive’s control and responsibilities. MICP payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table” on page 40.
Management Supplemental Bonus Plan
Because a high level of performance is expected from the NEOs and other key management personnel, we implemented the Management Supplemental Bonus Plan (“MSBP”). The Compensation Committee determined that this plan was an important part of recognizing those who, by virtue of their level of responsibility and proven results, bring added value to the organization and achieve results despite continued regulatory, contractual, and economic pressures. More specifically, the NEOs and key management personnel have direct responsibility to implement the Company’s strategic plan to drive shareholder value by increasing revenues and enhancing operating margins through a focus on client loyalty and employee engagement. Bonuses under the MSBP are not subject to a predetermined set of metrics or benchmarks, but any MSBP bonuses are approved annually by the Board and generally are paid in January of each year. The strategic plan continues to be implemented by the NEOs, as well as other management personnel, through a series of initiatives to implement strategies related to engaged employees, loyal clients and committed shareholders. Payments to the NEOs under the MSBP are reflected in the “Bonus” column of the “2024 Summary Compensation Table” on page 40.
Other Bonus Plans
We also have paid discretionary bonuses to many office personnel and paid bonuses under various retention, production and sales programs to eligible field employees.
Long-Term Incentive Compensation
The principal objective of our long-term incentive program is to reward employees for achieving positive long-term results that increase the value of the Company’s stock, as well as to dissuade management from concentrating solely on annual results. By providing opportunities for employees to acquire stock, including through the Employee Stock Purchase Program and the PRSU program described below, we are aligning the long-term value of the stock price with potential financial gains for employees and executives.
Performance-Based Restricted Stock Units
Since 2021, our long-term incentive program for NEOs has consisted entirely of awards of PRSUs, because we no longer grant stock options or SARs to our NEOs. PRSUs are granted to NEOs pursuant to the long-term performance plan available to officers and selected managers. This is consistent with market practices utilized by other companies similar in size and in accordance with an updated approach to long-term incentives. Further, we believe that return on invested capital inherent in PRSU awards is an appropriate measure of corporate performance because achievement of these targets would increase shareholder return and provide expansion opportunities for the Company.
The level of an award of PRSUs under the long-term performance plan is made each fiscal year based on the ROAIC, for the immediately preceding fiscal year, the levels of which were set based on an analysis of industry benchmarks. The ROAIC is calculated as Earnings Before Interest and Taxes (“EBIT”) divided by Average Invested Capital (“IC”), with IC including operating leases, starting in 2023 where:

EBIT =	Net income + taxes + interest

IC =	Net worth (total assets less total liabilities) + funded debt (defined as long-term debt, current debt and current/long term leases)

Average IC =	Beginning IC at January 1 of the fiscal year + Ending IC at December 31 of the fiscal year, divided by two
Each year, the Compensation Committee establishes target PRSU award amounts for the NEOs, and the number of PRSUs granted in a fiscal year may range from 0% to 200% of the NEO’s target PRSU award, depending upon the Company’s ROAIC for the immediately preceding fiscal year. For example, for 2024 awards, the NEOs had the opportunity to receive 100% of their target 2024 PRSU award amounts if the Company achieved 2023 ROAIC of 16% (the base target level), or 200% of their target 2024 PRSU award amounts if the Company achieved 2023 ROAIC at or above 24% (the maximum level), with 2024 PRSU awards to be granted at less than 100% of the target 2024 PRSU amount for 2023 ROAIC achievement of less than the base target level, or more than 100% (but less than 200%) of the target 2024 PRSU amount for 2023 ROAIC achievement of more than the base target level but less than the maximum level.
Actual ROAIC achievement for the 2023 fiscal year was 16.09%. Accordingly, on March 8, 2024, each of the NEOs received a PRSU award equal to 101.15% of the NEO’s target 2024 award amount, as described in the table below and in the “2024 Grants of Plan-Based Awards” table on page 42. The 2024 PRSU awards will vest on the third anniversary of the date of grant, subject to continued employment by the NEO, with accelerated vesting in the event of a change in control of the Company or the NEO’s retirement or involuntary termination without cause.

Name	Target 2024 PRSU Amount	Percentage of Target Award Based on 2023 ROAIC Achievement	Number of PRSUs Granted in March 2024

Patrick M. Covey	$390,000	101.15%	17,770
Joseph R. Paul	300,000	101.15	13,670
Erika J. Schoenberger	120,000	101.15	5,470
Larry R. Evans	97,500	101.15	4,445
Brent R. Repenning	97,500	101.15	4,445
Stock Options
Prior to March 2021, eligible employees received stock options which generally vested in equal installments over five years, beginning on the first anniversary of the grant date. These options were granted to provide NEOs and other leading managers with the opportunity to acquire common stock over time at a price that is fixed, based on the stock valuation price as of the date of grant. Each option has a limited term, generally expiring no later than ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Except as described below, option holders generally forfeit any unvested or unexercised options if their employment with the Company terminates.
In the case of a retirement by an option holder, the retiree may exercise vested stock options within three months after the date of retirement. If an option holder dies or is permanently disabled while employed by the Company, or within three months following the date of the option holder’s retirement, the option holder, or option holder’s representative, has the right to exercise any vested stock options within one year after such event. Also, we may accelerate unvested options to become immediately exercisable, in-full or in-part, upon death, permanent disability or retirement, provided the option holder has completed at least one year of continuous service. If the option holder’s termination is due to any reason other than those listed above, the option holder may exercise any vested stock options within the three-month period after the date of termination, but only with the consent of the Compensation Committee, the Board or the CEO. The right to exercise a stock option in these limited circumstances would not result in an extension of that stock option’s initial expiration date.
The Company discontinued the stock option program for 2022 going forward and replaced the value to participants of those awards with PRSU’s. All outstanding stock options granted prior to the discontinuance of the stock option program shall be administered and settled in accordance with the provisions of the plan.
Because the Company has discontinued its stock option program (and, as described below, its stock appreciation rights award program), we do not maintain any formal policy that would require the Compensation Committee or the Board to grant (or to avoid granting) stock options (or stock appreciation rights) at specified times. In any case, we do not schedule the grant of stock options, stock appreciation rights or other equity awards in anticipation of the disclosure of material nonpublic information, and we do not schedule the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Stock Appreciation Rights
Prior to 2019, eligible employees received annual grants of stock-settled SARs. Under those awards, SARs are used to acquire common shares based on the appreciation in the stock price multiplied by the number of SARs awarded. The appreciation is calculated by subtracting the stock price at the date of grant from the stock price at the date of redemption. SARs vest at the rate of 20% per year and are automatically deemed exercised on the tenth anniversary of the effective date of the grant. Effective as of January 1, 2019, the Company discontinued future awards of SARs. All outstanding SARs granted prior to that date are administered and settled in accordance with the provisions of the plan.
Perquisites
The NEOs are eligible to receive certain limited perquisites, including the health plan, long-term disability plan, personal tax preparation fees, and the management car plan, which are made available to officers and management employees of the Company. We believe these perquisites are appropriate to attract and retain qualified personnel and to provide additional incentives to enhance management’s performance and commitment.

Qualified Retirement Plan
The Company’s executive officers, as well as other eligible employees, are entitled to participate in the qualified retirement plan. The plan, the 401KSOP and ESOP Plan (“401K”), was set up pursuant to ERISA regulations and seeks to provide every employee with the opportunity to accumulate funds for retirement.
Under the 401K, an employee who is not a collective bargaining employee, who is at least 21 years old, and has completed one year of continuous service, is eligible to voluntarily enroll in the 401K. Participants can suspend contributions at any time. Participant contributions are on a before-tax basis, and the Company makes quarterly contributions in Company stock equal to 100% of the first 3% percent and 50% of the next 2% percent of the participant’s W-2 wages, subject to the Internal Revenue Service (“IRS”) limit of $345,000 in 2024 (the government-imposed annual compensation limit required for qualified retirement plans), which will be 100% vested. This represents a potential maximum contribution of 4%. The 401K offers a variety of investment options with varying levels of risks and returns for the participant’s contributions; however, the participant’s investment in Company stock is limited to 25% of the participant’s annual contributions. The value of the account eligible for distribution is the vested investment value at the time of distribution, and there is no guarantee of any rate of return or investment value.
Non-Qualified Retirement Plans
The non-qualified retirement plan is The Davey Tree Expert Company 401KSOP Match Restoration Plan (“Match Plan”).
Pursuant to the Match Plan, an employee who has elected to contribute the maximum amount to the 401K, but who was precluded by Internal Revenue Code (“IRC”) restrictions from receiving the full matching contribution paid by the Company, is eligible to participate in the Match Plan. Under the Match Plan, each participant has two potential match criteria. The Company provides for a contribution equal to 100% of the first 3% and 50% of the next 2% of employee contributions to their 401K for participants that are unable to contribute the full matching percentage permitted. Further, the Company will contribute an additional contribution of 4% of employee compensation above the maximum compensation level which is set at $330,000 and $345,000 for 2023 and 2024, respectively. The Company maintains an account record for each employee who meets these criteria to reflect that employee’s interest in the Match Plan. Interest on each account record is accrued annually on December 31. Effective as of January 1, 2017, the Match Plan was amended to provide for (1) a change in the definition of a participant to limit new entrants to those individuals designated as a participant in our Long-Term Incentive Plan and (2) a change in the interest rate for employee accounts maintained under the Match Plan from seven percent per annum to the rate in effect under our payroll savings program.
More information regarding the NEOs’ benefits under the Match Plan is presented in the “2024 Non-Qualified Deferred Compensation” table on page 47.
The Davey Tree Expert Company Retirement Benefit Restoration Plan (“Restoration Plan”) was frozen effective December 31, 2008. After being frozen, no benefits were added to the plan; however, the benefit accruals for the participants in place prior to the plan being frozen continue to be actuarially determined on an annual basis.
In 2013, the Board of Directors elected to close the Supplemental Executive Retirement Plan (“SERP”) to future participants. When the SERP was closed, the decision was made to allow current participants to continue to earn limited benefits because, at the time, these participants had relied on the provisions of this plan in making retirement planning and timing decisions. In keeping with our decisions related to the Restoration Plan, no further accruals under the SERP were made for any NEO after 2015. Further, in December 2016, we set the annual SERP retirement benefit for the three remaining active participants. This allowed us to set the Company’s future liability for retirement payments to these participants at a fixed amount per year.
Payments made under these plans will be made from the Company’s general assets.
More information regarding the NEOs’ benefits under the Restoration Plan and the SERP is presented in the “2024 Pension Benefits” table on page 46.
Other Benefit Plans
Other benefit plans that are available to all eligible employees, including NEOs, consist of, among others, the Employee Stock Purchase Plan, the payroll savings plan, the group health insurance plan, the disability plan, the life insurance plan, the dental and vision insurance plans, and the vacation and paid-time-off plans.
Regarding the purchase and sale of stock, other than as described above or in plan documents, executive officers may generally purchase stock on the same basis as any other employee, either through the Employee Stock Purchase Plan or through direct purchase.
Board of Directors Authority
The Board retains the authority to determine eligibility and participation by employees in the plans. Further, except as described above, even though it has no current plan to do so, the Board may amend the plans and change the costs and the allocation of benefits between persons and groups.
Other Compensation Policies and Practices
No Employment Agreements
Although we consider the NEOs integral to the Company’s success, no NEO or other executive officer, with the exception of Erika J. Schoenberger, has an employment or severance agreement with the Company. Effective July 27, 2018, Ms. Schoenberger entered into an employment agreement with the Company that set forth her base salary and target bonus percentage and provided for her participation in other Company benefit programs. Pursuant to her employment agreement, if her employment is terminated by the Company without cause, Ms. Schoenberger would be entitled to receive severance equal to 1.0 times her base salary as in effect at the time of termination.
Pledging / Clawback / Stock Redemption Policy
Because of the unique nature of the restriction on ownership and sale of stock, as well as the fact that the Company’s stock is not publicly traded, we have not identified the need to implement a clawback policy or a prohibition on pledging Company securities. In addition, because of these unique features, we do not have any policies relating to, or prohibitions regarding, hedging by employees (including executive officers) or directors as it is not feasible to hedge Company stock. However, we will continue to monitor our policies and review the effects of implementing such policies.
We also maintain a Stock Redemption Policy. Under this policy, executive officers, as well as other officers and executive managers, may only redeem stock during a 60-day period, which begins when the year-end stock valuation is released or when the Company’s audited annual financial statements are released, whichever is later, or after the release of the midyear stock price.

Change In Control
For the purposes of equity awards granted under the 2024 Omnibus Stock Plan (or its predecessor, the 2014 Omnibus Stock Plan), a “change of control” will be deemed to occur if (i) any person, either alone or together with a group, acquires beneficial ownership of 20% or more of our outstanding common shares or commences a tender or exchange offer for 20% or more of our outstanding common shares that is declared by the Compensation Committee to constitute a “change in control,” (ii) we establish a record date for shareholders to vote upon a merger transaction that will result in our shareholders holding less than 80% of the outstanding shares of the surviving or resulting entity in the merger, the disposition of all or substantially all of our assets, or the dissolution of the Company, or (iii) at any time during a consecutive 24-month period, “continuing directors” represent less than a majority of the members of our Board of Directors (“continuing directors” meaning individuals who were directors at the beginning of the 24-month period or whose appointment or nomination for election as directors was approved by a majority of the continuing directors then in office).
For awards granted under our 2024 Omnibus Stock Plan (or its predecessor, the 2014 Omnibus Stock Plan), upon the occurrence of a “change of control” event as described above, unless the Board of Directors determines otherwise: all outstanding SARs, stock options and stock purchase rights become fully exercisable; all restrictions on restricted stock and other equity awards are deemed satisfied. Any such determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the directors then in office are “continuing directors” and the determination is approved by a majority of the “continuing directors.” For this purpose, “continuing directors” are directors who were in office at the time of the change in control or who were recommended or elected to succeed “continuing directors” by a majority of the “continuing directors” then in office. Other than as outlined above, the Company has no so-called “golden parachute” severance packages with any NEO.
Tax and Accounting Considerations
In structuring our executive compensation programs, we consider the tax and accounting treatment of our executive compensation arrangements. To date, however, tax and accounting considerations have not dictated what awards have been made or how they have been fashioned.
One such consideration is the potential impact of the limitation on the Company’s federal income tax deduction for certain annual compensation over $1 million paid to a “covered employee” under Section 162(m) of the IRC (“Section 162(m)”). Under Section 162(m), as amended for taxable years after 2017, compensation paid to any of our covered employees generally will not be deductible, if and to the extent that it exceeds $1 million in a year. However, the Compensation Committee has not adopted a policy that would require all compensation to be deductible because the Compensation Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation will not be deductible under Section 162(m).
COMPENSATION RISK ANALYSIS
The Compensation Committee addresses compensation risk analysis as an integral part of its ongoing analysis of compensation programs. As part of the compensation structure review, Pay Governance was engaged in 2023 to review our compensation plans. The Board is not presently aware of any information that would lead it to believe that risks arising from the Company’s employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee will continue to regularly consider risk factors associated with the Company’s compensation structure, including the individual components of the compensation plans, as well as the manipulation of sales, expenses or electronic data, which the Committee believes the Company has sufficient controls in place to prevent.
REPORT OF THE COMPENSATION COMMITTEE
The Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based thereon, recommended to the Board of Directors that it be included in the 2025 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
By the Compensation Committee of the Board of Directors: Catherine M. Kilbane (Chair), Matthew C. Harris, and Thomas A. Haught.
COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in the “Compensation Discussion and Analysis,” an NEO’s compensation is based on several factors, as determined by the Board of Directors. In setting compensation, the Board utilizes several quantitative and qualitative performance-related factors. Although we have not established a specific peer group, the Pay Governance study completed in 2023 reviewed competitive norms and market medians. In general, base salary is set near 90% of the market midpoint for similar positions at companies of approximately the same size and complexity. Incentive plan compensation is based primarily upon achieving an annual predetermined target operating profit percentage. PRSU awards are granted based on the achievement of ROAIC performance for the preceding fiscal year and vest on the third anniversary of grant, subject to the NEO’s continued employment. No NEO (other than Ms. Schoenberger) has an employment agreement or arrangement with the Company and each NEO is considered an employee-at-will.

2024 Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Bonus (Management Supplemental Bonus Plan)(2)	Stock Awards (PRSU)(3)	Non-Equity Incentive Plan Compensation (Management Incentive Compensation Plan)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total

Patrick M. Covey	2024	$915,000	$10,000	$389,874	$1,205,750	$—	$192,511	$2,713,135
Chairman, President and Chief Executive Officer	2023	875,000	10,000	374,854	1,140,200	64,825	128,966	2,593,845
	2022	784,616	10,000	593,036	913,900	—	130,343	2,431,895
Joseph R. Paul	2024	$436,000	$10,000	$299,920	$442,000	$—	$101,824	$1,289,744
Executive Vice President, Chief Financial Officer and Assistant Secretary	2023	416,000	10,000	249,933	423,100	—	58,899	1,157,932
	2022	391,846	10,000	385,476	361,300	—	49,725	1,198,347
Erika J. Schoenberger(7)	2024	$370,000	$10,000	$120,012	$379,650	$—	$54,032	$933,694
General Counsel, Senior Vice President and Secretary	2023	352,000	10,000	149,978	362,650	—	32,036	906,664
	2022	331,269	10,000	237,221	308,550	—	41,321	928,361
Larry R. Evans	2024	$310,000	$10,000	$97,523	$301,900	$—	$38,671	$758,094
Executive Vice President and General Manager, Davey Tree Surgery Company	2023	296,000	10,000	93,736	283,450	—	30,310	713,496
	2022	279,250	10,000	128,540	271,600	—	39,343	728,733
Brent R. Repenning	2024	$310,000	$10,000	$97,523	$283,650	$—	$54,957	$756,130
Executive Vice President, U.S. Utility and Davey Resource Group	2023	296,000	10,000	93,736	266,450	—	39,824	706,010
	2022	279,305	10,000	146,287	228,250	—	44,528	708,370

NOTE: The table includes both compensation paid to or on behalf of the NEO and values that represent fair value and actuarial calculations for amounts that are anticipated, under specific circumstances, to be paid sometime in the future. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns are amounts paid to or on behalf of the NEO. The Stock Awards (PRSU) and Option Awards (NQSO) columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification “FASB ASC Topic 718,” Compensation – Stock Compensation and do not reflect cash payments. The Change in Pension Value and Nonqualified Deferred Compensation Earnings column is an actuarial calculation of benefits that could be paid in the future, under specific circumstances, to the NEO.

(1)
For the most recent year, earned during fiscal year 2024. We do not permit deferral of bonuses or salary, and we have no agreement with any NEO to pay any deferred discretionary or required payment amount. Employee directors do not receive any compensation for their service as a director.

(2)	As described in the of the “Compensation Discussion and Analysis,” NEOs received discretionary bonus payments under the MSBP in January 2024.

(3)
The amounts reported in this column represent the aggregate grant date fair value for the PRSU awards in each respective year, as calculated under FASB ASC Topic 718. The amounts reported do not necessarily correspond to the actual economic value that will be received by the NEO from the awards. The assumptions made in calculating the grant date fair value amounts for these awards are included in Note O, “Stock-Based Compensation,” to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. We achieved 16.09% ROAIC in 2023, and therefore 101.15% of the fair market value of potentially available PRSUs were granted to each NEO in 2024.

(4)	Payments under the MICP, with the most recent payments earned in 2024 and paid in March 2025.

(5)
The amounts reported in this column represent the change in present value of accumulated pension benefits under all defined benefit plans as reported in the “2024 Pension Benefits Table.” These values do not reflect compensation paid to the NEO. The change in pension value for each participating NEO is calculated using actuarially determined values based on, among other things, mortality, value of other pension benefits, and compensation level. Mr. Covey is the only NEO who participated in a defined benefit pension plan of the Company in 2024, and the change in the actuarial present value during 2024 of the defined benefit pension plan for him was negative, with the value of Mr. Covey’s pension benefits decreasing by $7,460. We do not provide preferential or “above market” earnings on our NEOs’ nonqualified deferred compensation plan accounts.

(6)
All Other Compensation represents benefits and perquisites paid on behalf of each NEO, including expenses associated with our 401K Company match in 2024 of $13,800 for Messrs. Covey, Paul, Evans, Repenning, and Ms. Schoenberger. Company contributions under our Match Plan for 2024 are as follows: Mr. Covey, $153,727; Mr. Paul, $79,667; Ms. Schoenberger, $31,124; Mr. Evans, $18,953; and Mr. Repenning, $31,820; our management car plan, our long-term disability plan, personal tax preparation fees, health plan, club membership fees and approved travel to meetings and events by a NEO’s spouse or significant other. No individual perquisite for any NEO in any of the above-named categories was in excess of $25,000 or 10% of the total perquisites listed for the NEO, whichever is greater.

(7)	Ms. Schoenberger was appointed General Counsel and Senior Vice President effective January 1, 2025.
Grants of Plan-Based Awards in Last Fiscal Year
Grants of plan-based awards are, as described in the “Compensation Discussion and Analysis,” based in part on the goals of employee retention and stock-value increase.
At no time during the last fiscal year were any outstanding options or other equity-based awards repriced or otherwise materially modified. For the purposes of this discussion, a material modification could include an extension of exercise periods, a change in vesting or forfeiture conditions, or a change or elimination of applicable performance criteria. Equity awards are based on their estimated fair value determined at the date of grant.
No dividends or dividend equivalents are paid on unexercised stock options, SARs, or PRSU awards.

2024 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		Grant Date Fair Value of Stock and Option Awards(3) $
		Threshold $	Target $	Maximum $	Target #	Maximum #

Patrick M. Covey	3/8/2024				17,568	35,135	$389,874
		$622,200	$777,750	$933,300
Joseph R. Paul	3/8/2024				13,514	27,027	$299,920
		$244,160	$305,200	$366,240
Erika J. Schoenberger	3/8/2024				5,405	10,811	$120,012
		$207,200	$259,000	$310,800
Larry R. Evans	3/8/2024				4,392	8,784	$97,523
		$173,600	$217,000	$260,400
Brent R. Repenning	3/8/2024				4,392	8,784	$97,523
		$173,600	$217,000	$260,400

(1)	Estimated future annual incentive compensation under our MICP as a percentage of year-end base salary, based on achieving 80%, 100% and a maximum of 120% (excluding 25% of excess operating profit) of target operating profit, respectively. As described in the “Compensation Discussion and Analysis,” the Compensation Committee has discretion to increase or decrease these awards based on individual performance and other factors.

(2)	PRSU awards granted to all NEOs in 2024. Under the long-term performance plan, PRSU grants vest in three years and are payable upon vesting. As described in the “Compensation Discussion and Analysis,” PRSU awards granted in 2024 could range from zero to 200% of the potentially available PRSUs and are based on achieving ROAIC for fiscal 2023.

(3)
Note O, “Stock-Based Compensation,” to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 sets forth the assumptions as to the grant date fair value of the awards based on FASB ASC Topic 718.

Outstanding Equity Awards at 2024 Fiscal Year-End*(1)
Name	Option Grant/ Stock Award Date	Option Awards(2)(3)(4)(6)							Stock Awards(5)(6)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	SARs Exercise Price $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $

Patrick M. Covey	03/06/2015					51,600	$7.53	3/6/2025
	03/04/2016					58,000	8.18	3/4/2026
	06/28/2016	12,000		$8.18	6/28/2026
	03/03/2017					29,200	8.80	3/3/2027
	06/23/2017	10,000		8.80	6/23/2027
	03/09/2018					32,142	9.55	3/9/2028
	06/28/2018	10,000		9.55	6/28/2028
	03/07/2019	10,000		10.55	3/7/2029
	03/06/2020	8,573	2,143	12.10	3/6/2030				26,232	$632,191
	03/03/2022								33,149	798,891
	03/03/2023								20,495	493,930
	03/08/2024								17,770	428,257
Joseph R. Paul	03/06/2015					43,400	$7.53	3/6/2025
	03/04/2016					50,000	8.18	3/4/2026
	03/03/2017					25,200	8.80	3/3/2027
	03/09/2018					24,844	9.55	3/9/2028
	03/06/2020		1,286	$12.10	3/6/2030				15,540	$374,514
	03/03/2022								21,547	519,283
	03/03/2023								13,665	329,327
	03/08/2024								13,670	329,447
Erika J. Schoenberger	03/07/2019	3,825		$10.55	3/7/2029
	03/06/2020	5,144	1,286	12.10	3/6/2030				4,476	$107,872
	03/03/2022								13,260	319,566
	03/03/2023								8,200	197,620
	03/08/2024								5,470	131,827

Outstanding Equity Awards at 2024 Fiscal Year-End (continued)*(1)
Name	Option Grant/ Stock Award Date	Option Awards(2)(3)(4)(6)							Stock Awards(5)(6)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	SARs Exercise Price $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $

Larry R. Evans	03/06/2015					5,000	$7.53	3/6/2025
	03/04/2016					8,400	8.18	3/4/2026
	06/28/2016	4,000		$8.18	6/28/2026
	03/03/2017					4,400	8.80	3/3/2027
	06/23/2017	3,000		8.80	6/23/2027
	03/09/2018					8,638	9.55	3/9/2028
	06/28/2018	3,400		9.55	6/28/2028
	06/12/2019	3,630		10.55	6/12/2029
	06/17/2020	3,200	800	12.10	6/17/2030				6,216	$149,806
	04/11/2022								7,185	173,159
	03/03/2023								5,125	123,513
	03/08/2024								4,445	107,125
Brent R. Repenning	03/07/2014						$6.60	3/7/2024
	03/06/2015					8,400	7.53	3/6/2025
	06/29/2015	8,000		$7.53	6/29/2025
	03/04/2016					8,400	8.18	3/4/2026
	06/28/2016	8,000		8.18	6/28/2026
	03/03/2017					4,400	8.80	3/3/2027
	06/23/2017	6,000		8.80	6/23/2027
	03/09/2018					9,160	9.55	3/9/2028
	06/28/2018	6,000		9.55	6/28/2028
	03/07/2019	6,000		10.55	3/7/2029
	03/06/2020	5,144	1,286	12.10	3/6/2030				6,340	$152,794
	03/03/2022								8,177	197,066
	03/03/2023								5,125	123,513
	03/08/2024								4,445	107,125
*Prior periods have been adjusted for the two-for-one stock split effected in October 2021 (the “Stock Split”).

(1)	No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders. The equity compensation awards included in this table consist of stock options, SARs and PRSUs that were granted under the 2004, 2014 or 2024 Omnibus Stock Plan, which were approved by our shareholders at our annual meetings in 2004, 2014 or 2024, respectively.

(2)	The exercise price of all options granted was the fair market value of our stock, as determined by the Board with the assistance of our independent stock valuation firm, as of the date of the grant.

(3)	All options vest and become exercisable in equal installments over five years and expire ten years from the date of grant.

(4)	SARs vest and become exercisable in equal installments over five years and are automatically deemed exercised on the tenth anniversary of the effective date of the grant. When redeemed, SARs are used to acquire common shares based on the appreciation in the stock price from the date of grant to the date of exercise, multiplied by the number of SARs awarded.

(5)	PRSU grants awarded based upon our ROAIC, prior to January 1, 2019, will vest on the earlier of five years or retirement and are payable after retirement. PRSU grants awarded based upon our ROAIC after January 1, 2019, but before March 1, 2021, will vest on the earlier of five years or retirement and are payable upon vesting. PRSU grants awarded based upon our ROAIC after March 1, 2021 will vest on the earlier of three years or retirement and are payable upon vesting. Within the range of PRSU performance criteria, we achieved 200% of the base target PRSU award available in 2023 and granted in 2024. Dividends are not calculated or paid on these awards, and they do not have any voting rights.

(6)	The market value at fiscal year-end 2024 is based on the fair value (ESOT valuation) of $24.10 per share.

2024 Option Exercises and Stock Vested*
Name	Option Awards		Stock Awards
	Number of NQSO Shares Acquired on Exercise in 2024 #	Value of NQSO Shares Realized on Exercise(1) $	Number of Shares Acquired on Vesting (PRSUs Vested in 2024) #	Value Realized on Vesting (PRSUs)(2) $

Patrick M. Covey	12,000	$176,040	53,490	$1,289,109
Joseph R. Paul	3,686	42,149	35,758	861,768
Erika J. Schoenberger	1,400	17,150	18,040	434,764
Larry R. Evans	4,000	62,400	11,396	274,644
Brent R. Repenning	12,000	187,200	12,154	292,911
*Prior periods have been adjusted for the Stock Split.

(1)	The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value of the underlying securities at the date of exercise.

(2)
The market value of PRSUs that have vested, including, for PRSUs granted prior to January 1, 2019, PRSUs that are unpaid, is based on the fiscal year-end December 31, 2024 fair value (ESOT valuation) of $24.10 per share.

Pension Plan Information
We closed the SERP to future participants in 2013, froze the benefit level for current participants in May 2015 and, as discussed in this Proxy Statement, set the annual payment at retirement for the three remaining active participants in 2016. We also froze the Restoration Plan effective December 31, 2008.
Prior to the freeze in 2015, the SERP provided a retirement benefit equal to 30% multiplied by a Final Average Compensation calculation, which was then reduced by the sum of the employee’s Restoration Plan benefit, the benefit under The Davey Tree Expert Company

Employee Retirement Plan (the “ERP”), 401K benefit, Match Plan benefit and one-half of the employee’s social security benefit. This amount was further reduced if a participant had less than 20 years of service at age 65. “Final Average Compensation” was based on the average of the highest three annual earnings out of the five years prior to retirement. In 2016, SERP benefits payable to the three remaining active participants upon retirement were set at a fixed amount per year based on the benefit accrued to date. This change allowed the Company to fix the SERP at a set level; however, the Company is still required to periodically adjust the actuarially determined benefit accrual.
Prior to the freeze on December 31, 2008, under the Restoration Plan, an employee whose benefit under the ERP was limited by applicable sections of the IRC was eligible to qualify for a benefit. The Board of Directors determined who, among eligible employees, would participate in the Restoration Plan. The Restoration Plan allowed for a restoration accrual such that the employee would receive a monthly benefit that, when added to the monthly benefit from the ERP, equaled the monthly retirement benefit that would have been payable if certain IRC provisions were not in effect. This permitted an affected employee to attain the same percentage benefit value as any employee participant not affected by these limitations.

2024 Pension Benefits(1)
Name	Plan Name	Number of Years Credited Service(2)(3) #	Present Value of Accumulated Benefit $	Payments During Last Fiscal Year $

Patrick M. Covey	SERP	22.70	$598,057	$—
	Restoration Plan	16.30	11,050	—
Joseph R. Paul	SERP	—	$—	$—
	Restoration Plan	—	—	—
Erika J. Schoenberger	SERP	—	$—	$—
	Restoration Plan	—	—	—
Larry R. Evans	SERP	—	$—	$—
	Restoration Plan	—	—	—
Brent R. Repenning	SERP	—	$—	$—
	Restoration Plan	—	—	—

(1)	Represents the present value of accumulated retirement benefits payable upon reaching retirement. Each of the above referenced plans is described in the “Compensation Discussion and Analysis.” Mr. Covey is the only Named Executive Officer who participated in a defined benefit pension plan in 2024.

(2)	As a result of freezing the Restoration Plan on December 31, 2008, the number of years of credited service remains fixed as of that date for these Plans.

(3)	The SERP was closed to new participants effective for 2013 and frozen in May 2015; therefore, the number of years of credited service remains fixed as of the date the SERP was frozen.

2024 Non-Qualified Deferred Compensation
Name	Company Contributions in 2024(1)	Aggregate Earnings in 2024	Aggregate Balance at December 31, 2024(2)(3)

Patrick M. Covey	$153,727	$23,293	$694,642
Joseph R. Paul	79,667	8,572	278,738
Erika J. Schoenberger	31,124	3,117	103,505
Larry R. Evans	18,952	3,798	107,154
Brent R. Repenning	31,820	3,620	115,890

(1)
Contributions pursuant to our Match Plan, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement, are also included in the “2024 Summary Compensation Table” under the “All Other Compensation” column.

(2)
No NEO made any contributions to the type or category of benefits that the NEO would be entitled to receive as described in the Match Plan, and no NEO made any withdrawals or received any distributions during 2024.

(3)
The current year amounts reflected in this table are included in the “2024 Summary Compensation Table” under “All Other Compensation.” The total aggregate amounts to date calculated under the Match Plan are as follows: Mr. Covey, $607,065; Mr. Paul, $252,027; Ms. Schoenberger, $96,457; Mr. Evans, $64,667; and Mr. Repenning, $107,098.

Potential Payments Upon Termination or Change-in-Control
Should an NEO retire, resign, die, become disabled or otherwise terminate employment with us, the NEO would be entitled to any accrued or vested benefits. The types or categories of benefits that the NEO would be entitled to receive are described in the “Compensation Discussion and Analysis.” Those accrued or vested benefits would consist primarily of any vested retirement benefits from the qualified and nonqualified retirement plans, SARs, and any stock options or PRSUs. Other than as listed for Ms. Schoenberger, no NEO is entitled to any other compensation upon termination, and no NEO has a written agreement with us regarding any payment upon termination. Pursuant to her Employment Agreement, Ms. Schoenberger would be entitled to severance equal to 1.0 her base salary if the Company were to terminate her employment without cause.
The following table shows the amounts that would be payable under each benefit plan as if a triggering event (i.e., change in control, retirement, death, permanent disability or certain terminations) had occurred as of December 31, 2024.

Plan Benefits--December 31, 2024 “as if” Triggering Event Occurred(1)
Name	Plan Name	Frequency	Benefit Payable Upon Triggering Event(2)

Patrick M. Covey	SERP(3)	Annual Benefit	$61,000
	Restoration Plan(3)	Annual Benefit	1,000
	Match Plan	Onetime Payment	694,642
	PRSU(4)	Onetime Payment	2,353,269
Joseph R. Paul	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	278,738
	PRSU(4)	Onetime Payment	1,552,570
Erika J. Schoenberger	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	103,505
	PRSU(4)	Onetime Payment	756,885
	Severance	Onetime Payment	370,000
Larry R. Evans	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	107,154
	PRSU(4)	Onetime Payment	553,601
Brent R. Repenning	SERP(3)	Annual Benefit	$—
	Restoration Plan(3)	Annual Benefit	—
	Match Plan	Onetime Payment	115,890
	PRSU(4)	Onetime Payment	580,497

(1)
Each of the plans presented is more fully described in the “Compensation Discussion and Analysis,” and this table represents those benefits under our nonqualified plans that would be payable or exercisable by our NEOs if a “triggering event” occurred as of December 31, 2024, excluding options and awards that have vested as disclosed in “Option Exercises and Stock Vested” tables in this and previous Proxy Statements. For purposes of this table, a triggering event includes death, permanent disability, retirement or termination for any reason. No NEO is subject to a noncompete or confidentiality agreement or other material conditions or obligations applicable to the receipt of benefits. The amounts shown in this table are estimates based on the assumptions stated here and required by the SEC’s rules. The actual amounts payable can only be determined upon the occurrence of the actual triggering event.

(2)
If the triggering event were a change in control, all the benefits listed in the table would be applicable. In addition, all unvested NQSO awards would become exercisable. The value of unexercisable NQSO awards that would become exercisable for each NEO is as follows: Mr. Covey, $25,718; Mr. Paul, $15,432; Ms. Schoenberger, $15,432; Mr. Evans, $9,600; and Mr. Repenning, $15,432. The value of these awards is based on the number of unvested options multiplied by the difference between the exercise price and the market price on December 31, 2024 of $24.10 per share. PRSUs issued under the current plan rules are forfeited if termination is for cause by the Company or the NEO voluntarily terminates employment with the Company.

(3)	The benefit is based on the lifetime payment option. The benefit will be reduced if the participant chooses a different payment option. The different payment options are outlined under the “Pension Plan Information” beginning on page 45 in this Proxy Statement. Mr. Covey is the only NEO who participated in the SERP or the Restoration Plan in 2024.

(4)	The benefit payable value is based on the number of stock units multiplied by the fair value at December 31, 2024 of $24.10 per share.

CEO Pay Ratio
SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures, and the information provided below is a reasonable estimate in accordance with SEC rules.
In determining our median employee, we used December 31, 2024 as the determination date. We reviewed our entire employee population as of December 31, 2024 to prepare the pay ratio analysis. Our employee population as of that date consisted of 11,561 individuals located in the United States and Canada. This population consists of full-time, part-time and temporary employees.
Our median employee was selected using total cash compensation (base salary, including overtime, and cash incentive compensation, where applicable), which was consistently applied across our entire employee population for the year ended December 31, 2024 (excluding Mr. Covey, our current CEO). We annualized the base salary of all employees who were hired in 2024 but did not work for the entire year, and for employees in Canada, we converted their base salary to U.S. dollars. In determining our median employee, we did not use any of the exemptions permitted under SEC rules, and we included employees who joined the Company through acquisitions.
The 2024 annual total compensation of our median employee, calculated in the same manner as 2024 annual total compensation was calculated for the CEO for purposes of the 2024 Summary Compensation Table, was $60,075. The 2024 annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table, was $2,713,135.
Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees other than CEO was estimated to be 45 to 1.
The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which could make it difficult to compare our pay ratio with the pay ratio disclosed by other companies, including those within our industry.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and to our non-PEO named executive officers (“non-PEO NEOs”) and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

2024 Pay Versus Performance Table
					$100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (in millions)	Operating Profit (in millions)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$2,713,135	$3,333,311	$934,416	$1,171,261	203.39	339.35	64.8	134.0
2023	2,593,845	3,315,037	871,026	1,166,882	214.91	291.93	72.1	123.0
2022	2,431,895	2,738,618	890,779	913,627	154.76	181.68	61.3	105.5
2021	2,781,169	3,323,205	1,081,969	1,223,551	150.77	190.84	65.7	107.1
2020	2,654,825	3,010,830	897,818	1,113,187	124.47	167.04	60.9	101.9

(1)
Mr. Covey served as our PEO for the full year for each of 2024, 2023, 2022, 2021 and 2020. For 2024, 2023 and 2022, our non-PEO NEOs included Joseph R. Paul, Erika J. Schoenberger, Larry R. Evans, and Brent R. Repenning. For 2021 and 2020, our non-PEO NEOs included Joseph R. Paul, James F. Stief, Erika J. Schoenberger and Brent R. Repenning.

(2)	For the most recently completed fiscal year the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively.

PATRICK M. COVEY
2024

Summary Compensation Table Total for PEO (column (b))	$2,713,135

[+/-] aggregate change in actual present value of pension benefits	7,460
[+/-] service cost of pension benefits	—
[+/-] prior service cost of pension benefits	—
- SCT “Stock Awards” column value	(389,874)
- SCT “Stock Option” column value	—
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year end(5)	846,754
+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end(5)	155,836
[+/-] vesting date fair value of equity awards of granted and vested in the covered year(5)	—
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year(5)	—
[+/-] dollar value of dividends/earnings paid on equity awards in the covered year	—
Compensation Actually Paid to PEO (column (c))	$3,333,311

AVERAGE FOR NON-PEO NEO’s
2024

Average SCT Total for Non-PEO NEOs (column (d))	$934,416

[+/-] aggregate change in actual present value of pension benefits	—
[+/-] service cost of pension benefits	—
[+/-] prior service cost of pension benefits	—
- SCT “Stock Awards” column value	(153,745)
- SCT “Stock Option” column value	—
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year end(5)	333,821
+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end(5)	56,769
[+/-] vesting date fair value of equity awards of granted and vested in the covered year(5)	—
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year(5)	—
[+/-] dollar value of dividends/earnings paid on equity awards in the covered year	—
Average Compensation Actually Paid to NEO-PEO NEOs (column (e))	$1,171,261

(3)	For purposes of determining “compensation actually paid,” the fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes, as of the end of the relevant fiscal year or vesting date, as applicable.

(4)
For each year, total shareholder return for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020 and consists of the following entities: ABM Industries Incorporated; Comfort Systems USA, Inc.; Dycom Industries, Inc.; FirstService Corporation; MYR Group, Inc.; Quanta Services, Inc.; Rollins, Inc.; and Scotts Miracle-Gro Company (for purposes of this section only, the Peer Group).

(5)	While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Operating Profit, a non-GAAP financial measure, is the most important performance measure used by the Company to link Company performance to compensation actually paid to the Company’s NEOs for fiscal year 2024. For Operating Profit as defined, refer to “Compensation Discussion and Analysis.”
Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationship between certain figures included in the Pay Versus Performance Table for each of 2024, 2023, 2022, 2021 and 2020, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

Relationship Between Compensation Actually Paid
and Operating Profit
Compensation Actually Paid
$3,750,000.00
$3,250,000.00
$2,750,000.00
$2,250,000.00
$1,750,000.00
$1,250,000.00
$750,000.00
$250,000.00
Adjusted Operating Profit (in millions)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
PEO Actual Pay
Avg Non-PEO NEO Actual Pay
Operating Profit

Financial Performance Measures
The Company believes that the following represent the most important performance measures used to link compensation actually paid to NEOs for fiscal 2024 to the Company’s performance:
•Operating Profit
•Return on Average Invested Capital (“ROAIC”)
•Revenue

Equity Compensation Plan Information(1)(2)
Plan Category	Number of securities to be issued upon exercise of outstanding options, rights, SARs and RSUs	Weighted average exercise price of outstanding options, rights, SARs and RSUs	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)(3)

Equity compensation plans approved by security holders	2,536,973	$10.53	807,842
Equity compensation plans not approved by security holders	None	None	None

(1)	Securities issued under our equity compensation plans include stock and option awards (SARs, NQSOs and RSUs) granted under the 2004, 2014 and 2024 Omnibus Stock Plan, which were approved by our shareholders at our annual meeting in 2004, 2014 and 2024, respectively, as well as rights to purchase common shares issued in connection with a stock subscription offering during 2022. The exercise price of all options and rights granted was the fair market value of the stock, as determined by the Board with the assistance of our independent stock valuation firm, as of the date of the grant.

(2)	No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders.

(3)
Reflects common shares available for issuance under the 2024 Omnibus Stock Plan, excluding securities issued or to be issued upon exercise or vesting of outstanding options and rights (SARs, NQSOs and RSUs), and shares subject to purchase under the Employee Stock Purchase Plan as of December 31, 2024. The aggregate number of our common shares that may be subject to awards granted under the 2024 Omnibus Stock Plan in any fiscal year of the Company during the term of the plan will be equal to the sum of (i) 5.0% of the number of common shares outstanding as of the first day of the fiscal year plus (ii) the number of common shares that were available for the grant of awards, but not granted, under the plan in previous fiscal years; provided, that in no event will the number of common shares available for the grant of awards in any fiscal year exceed 10.0% of the number of common shares outstanding as of the first day of that fiscal year.

Proposal 2 – Ratification of Appointment of Independent Auditors	☑	The Board recommends a vote FOR this proposal.
At the Annual Meeting
The Audit Committee has approved the selection of Deloitte to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025. Deloitte has served as our independent auditors since 2018. Representatives of Deloitte are expected to be present and will have the opportunity to make a statement at the Annual Meeting and will otherwise be available to respond to appropriate questions from our shareholders.
Neither our Regulations nor other governing documents or law require shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm. However, our Board of Directors has decided to ascertain the position of our shareholders on the appointment as a matter of good corporate practice. If our shareholders do not ratify the appointment of Deloitte, our Audit Committee will consider whether to retain Deloitte. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.
Fees and Other Matters
Under the Audit Committee’s charter, the Committee is required to give advance approval of any audit and non-audit service, to be performed by the principal independent auditors, provided that such services are not otherwise prohibited by law or regulation. There is no de minimis exception to the Committee’s preapproval procedures. The Committee may delegate the responsibility for this approval to one or more of its members, so long as such members report any such approvals to the full Committee at its next meeting. Such delegation procedures are presently in place. In addition, the Committee has also set specific limits on the amount of non-audit services which we would obtain from Deloitte and requires management to report the specific engagement to the Committee at its next meeting. For fiscal year 2024, all services performed by our independent auditors were approved in accordance with our pre-approval policies.
The aggregate fees billed to us for professional services rendered by our independent auditors for our 2024 and 2023 fiscal years were:

Type of Fees	2024	2023

Audit fees	$1,477,727	$1,486,232
Audit-related fees	47,500	158,772
Tax fees	384,748	231,832
All other fees	—	—
	$1,909,975	$1,876,836

In the above table, “audit fees” are fees we paid our independent auditors for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K as of and for the fiscal years ended December 31, 2024 and December 31, 2023, and reviews of our interim financial statements included in our quarterly reports and for services normally provided by our independent registered public accounting firm in connection with audits of our subsidiaries.
“Audit-related fees” are fees for other assurance services and “tax fees” are for tax compliance, tax advice and tax planning services.
REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company’s audited consolidated financial statements and the financial reporting process, including the system of internal control over financial reporting.
Deloitte, the Company’s principal independent auditor, is responsible for conducting independent audits of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the consolidated financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and the principal independent auditor.
As part of its oversight responsibility, the Committee has reviewed and discussed the audited consolidated financial statements, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting, with management and Deloitte. The Committee reviewed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC and such other matters as the Committee and the auditors are required to discuss under auditing standards generally accepted in the United States. Additionally, the Committee received the written disclosures and the letter from Deloitte to the Committee required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Committee concerning independence and discussed with Deloitte its independence from the Company and its management.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the 2024 audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
By the Audit Committee of the Board of Directors*: Thomas A. Haught (Chair), Alejandra Evans, Matthew C. Harris, Catherine M. Kilbane, and Charles D. Stapleton.
* Joseph E. McNeely was appointed to the Audit Committee as of March 7, 2025. His name is not listed under the Report of the Audit Committee because he was not a member of the Audit Committee at the time of the Audit Committee’s review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
GENERAL
Other Matters
Other than as presented in this Proxy Statement, the Board of Directors knows of no other matters that will be presented at the Annual Meeting. However, if other matters do properly come before the meeting, the people named in the proxy card will vote on these matters in accordance with their best judgment.

Expenses of Requesting Proxies
We will bear the expense of preparing, printing, and making available the proxy materials, including this Notice of Annual Meeting and Proxy Statement. As set out in our “Important Notice Regarding the Availability of Proxy Materials” mailed to shareholders on or about April 7, 2025, our shareholders may view and print proxy materials by accessing our Internet website at www.davey.com or by visiting www.proxyvote.com or may request proxy materials by telephone, e-mail or in person. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, e-mail or other electronic means, or in person. These people will not receive additional compensation for soliciting proxies. We will ask custodians, nominees, and fiduciaries to send proxy materials to beneficial owners in order to obtain voting instructions and will, upon request, reimburse them for their reasonable expenses for mailing the proxy materials.
Annual Report and Form 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our 2024 Annual Report, our Proxy Statement and our Notice letter are available on our Internet website at www.davey.com and at www.proxyvote.com.

For the Board of Directors

/s/ Joseph R. Paul
Joseph R. Paul
April 4, 2025	Executive Vice President, Chief Financial Officer and Assistant Secretary

THE DAVEY TREE EXPERT COMPANY
ATTENTION: HEATHER L. MICOZZI
1500 N. MANTUA ST.
KENT, OH 44240

SCAN TO
VIEW MATERIALS & VOTE

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V69011-P28911

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DAVEY TREE EXPERT COMPANY

The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1 and FOR Proposal 2.

1. To elect the three nominees named below as Directors, to serve until the Company's 2028 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

Nominees:	For	Withhold
1a. Alejandra Evans	☐	☐
1b. Matthew C. Harris	☐	☐
1c. Joseph E. McNeely	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting in person.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V69012-P28911

THE DAVEY TREE EXPERT COMPANY
Annual Meeting of Shareholders
May 20, 2025 5:00 PM EDT
This proxy is solicited by the Board of Directors

At the Annual Meeting of Shareholders to be held in person at the Company's S.E.E.D. Campus at 6700 State Route 43, Kent, Ohio 44240 on May 20, 2025, Christopher J. Bast, Joseph E. Day, Larry R. Evans, James C. Houston, Gregory M. Ina, Dan A. Joy, Brent R. Repenning, and Thea R. Sears, and each of them, with the power to act without the other and with full power of substitution in each, are hereby authorized to represent me and to vote my shares of The Davey Tree Expert Company held as of the record date, March 14, 2025, with all of the power which I would have if present at the Annual Meeting of Shareholders and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.** If cumulative voting is in effect, shares represented by each properly executed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

For The Davey 401KSOP and ESOP (the "Plan") participants, this proxy card is solicited by Argent Trust Company (the "Trustee") as trustee of the Plan. To the Argent Trust Company, Trustee of The Davey 401KSOP and ESOP: As a participant, and a named fiduciary in the Plan, I hereby direct the Trustee to vote during the meeting or by proxy at the Annual Meeting of Shareholders to be held May 20, 2025, and at any adjournment or postponement thereof, as directed herein.

This proxy card, when properly executed and timely received, will be voted in the manner directed herein. If the Trustee does not receive this card by May 15, 2025, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the "nondirected" shares differently from the shares allocated to your account, you may do so by requesting a separate proxy card from the Trustee at Argent Trust Company, Attn: Matt Dawson, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328.

Continued and to be signed on reverse side

Your vote is important.
Annual Meeting
Tuesday, May 20, 2025
5:00 p.m., Eastern Daylight Time
The Davey Tree Expert Company
Davey SEED Campus
6700 State Route 43, Kent, Ohio 44240